                                                                     Exhibit 4.2

================================================================================


                           STOCK EXCHANGE AGREEMENT

                                 by and among

                 ASPECT INTERNATIONAL LANGUAGE SCHOOLS, B.V.,

                               THE STOCKHOLDERS

                                      and

                         SYLVAN LEARNING SYSTEMS, INC.

                                  dated as of

                                 April 7, 1998


================================================================================

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

                                   ARTICLE I

                           Purchase and Sale of Stock
                           --------------------------

Section 1.1.     Stock to Be Exchanged                                     1
Section 1.2.     Share Transfer                                            2
Section 1.3.     Deliveries by Buyer and Stockholders                      2
Section 1.4.     Time and Place of Closing                                 2
Section 1.5.     Change in Capitalization                                  3

                                   ARTICLE II

                              Representations and
                         Warranties of the Stockholders
                         ------------------------------

Section 2.1.     Incorporation; Authorization; Etc.                        3
Section 2.2.     Capitalization; Structure; No Investments                 6
Section 2.3.     Ownership of Shares                                       7
Section 2.4.     Financial Statements                                      7
Section 2.5.     Title to Properties; Encumbrances                         8
Section 2.6.     Litigation; Orders                                        9
Section 2.7.     Intellectual Property                                     9
Section 2.8.     Licenses, Approvals, Other Authorizations,
                 Consents, Reports, Etc.                                  10
Section 2.9.     Labor Matters                                            10
Section 2.10.    Compliance with Laws                                     10
Section 2.11.    Material Contracts                                       11
Section 2.12.    No Undisclosed Liabilities                               11
Section 2.13.    Taxes                                                    11
Section 2.14.    Employee Benefit Plans                                   13
Section 2.15.    No Material Adverse Change                               14
Section 2.16.    Brokers, Finders, Etc.                                   14
Section 2.17.    Schedules                                                15
Section 2.18.    No Implied Representation                                15
Section 2.19.    Construction of Certain Provisions                       15
Section 2.20.    Environmental Laws and Regulations                       16
Section 2.21.    Bank Accounts, Etc.                                      16
Section 2.22.    Insurance                                                16
Section 2.23.    Recent Operations                                        16

                                      i.


Section 2.24.    Transactions with Affiliates                             17
Section 2.25.    Investment Intent                                        17
Section 2.26.    No Agreements Regarding the Buyer Shares                 18

                                  ARTICLE III

                    Representations and Warranties of Buyer
                    ---------------------------------------

Section 3.1.     Incorporation; Authorization; Etc.                       18
Section 3.2.     Capitalization; Structure; No Investments                20
Section 3.3.     Title to Buyer Shares                                    22
Section 3.4.     Reports and Financial Statements                         22
Section 3.5.     Title to Properties; Encumbrances                        23
Section 3.6.     Litigation; Orders                                       23
Section 3.7.     Intellectual Property                                    24
Section 3.8.     Licenses, Approvals, Other Authorizations,
                 Consents, Reports, Etc.                                  24
Section 3.9.     Labor Matters                                            25
Section 3.10.    Compliance with Laws                                     25
Section 3.11.    Material Contracts                                       25
Section 3.12.    No Undisclosed Liabilities                               25
Section 3.13.    Taxes                                                    26
Section 3.14.    Employee Benefit Plans                                   27
Section 3.15.    No Material Adverse Change                               28
Section 3.16.    Brokers, Finders, Etc.                                   28
Section 3.17.    Schedules                                                28
Section 3.18.    Construction of Certain Provisions                       29
Section 3.19.    Environmental Laws and Regulations                       29
Section 3.20.    Recent Operations                                        29
Section 3.21.    Transactions with Affiliates                             29
Section 3.22.    Investment Intent                                        30
Section 3.23.    No Outside Reliance                                      31
Section 3.24.    Registration Statement                                   31
Section 3.25.    Accounting Matters                                       31
Section 3.26.    Buyer Management                                         31

                                  ARTICLE IV

                         Covenants of Seller and Buyer
                         -----------------------------

Section 4.1.     Investigation of Business; Access to

                                      ii.

                 Properties and Records; Records Retention               32
Section 4.2.     Registration Statement; Consents                        33
Section 4.3.     Further Assurances                                      34
Section 4.4.     Conduct of Business of the Company                      35
Section 4.5.     Conduct of Business of Buyer                            37
Section 4.6.     Pooling                                                 39
Section 4.7.     Letter of Accountants                                   40
Section 4.8.     Public Announcements                                    40
Section 4.9.     Insurance                                               41
Section 4.10.    No Solicitation                                         41
Section 4.11.    Taxes                                                   42
Section 4.12.    Notification of Certain Matters                         42

                                   ARTICLE V

                                  Conditions
                                  ----------

Section 5.1.     Mutual Conditions                                       42
Section 5.2.     Conditions to Obligations of the
                 Stockholders and the Company                            43
Section 5.3.     Conditions to Obligations of Buyer                      44

                                   ARTICLE VI

                    Termination, Amendment and Modification
                    ---------------------------------------


Section 6.1.     Termination                                             45

Section 6.2.     Procedure and Effect of Termination                     46


                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

Section 7.1.     Counterparts                                            46
Section 7.2.     Amendment and Modification                              47
Section 7.3.     Governing Law and Jurisdiction                          47
Section 7.4.     Entire Agreement                                        47
Section 7.5.     Agreement for the Parties' Benefit Only                 47

                                     iii.

Section 7.6.     Survival of Representations, Warranties
                 and Covenants                                           47
Section 7.7.     Expenses                                                48
Section 7.8.     Specific Performance                                    48
Section 7.9.     Notices                                                 49
Section 7.10.    Successors and Assigns                                  50
Section 7.11.    Interpretation; Absence of Presumption                  50
Section 7.12.    Extension; Waiver                                       50
Section 7.13.    Validity                                                51

                                  ARTICLE VIII

                           Indemnification and Escrow
                           --------------------------

Section 8.1.     Indemnification by the Stockholders                     51
Section 8.2.     Indemnification by the Buyer                            51
Section 8.3.     Indemnification Procedure                               52
Section 8.4.     Limitations on Indemnity                                54
Section 8.5.     Escrow of Certain Sylvan Shares                         54
Section 8.6.     Indemnification Sole Remedy                             55

                                      iv.

                                     SCHEDULES
                                     ---------

Schedule 1.1                  Outstanding Shares
Schedule 1.3                  Form of Notarial Deed of Transfer
Schedule 2.1(a)(1)            Company Subsidiaries
Schedule 2.1(a)(2)            20% Owned Entities
Schedule 2.1(e)               Conflicts
Schedule 2.1(f)               Consents
Schedule 2.2(a)(1)            Options
Schedule 2.2(a)(2)            Stockholders Register
Schedule 2.6                  Litigation
Schedule 2.7                  Intellectual Property
Schedule 2.9                  Labor Matters
Schedule 2.10                 Compliance
Schedule 2.11                 Non-Competition Agreements
Schedule 2.13                 Taxes
Schedule 2.14(a)              Benefit Plans
Schedule 2.14(e)              Severance and Other Payments
Schedule 2.16                 Company Brokers and Finders
Schedule 2.22                 Insurance
Schedule 2.23                 Recent Operations
Schedule 2.24                 Transactions with Affiliates
Schedule 3.1(e)               Consents
Schedule 3.2(a)               Options
Schedule 3.7                  Intellectual Property
Schedule 3.11                 Non-Competition Agreements
Schedule 3.14                 Buyer Plans
Schedule 3.16                 Buyer Brokers and Finders
Schedule 3.20                 Recent Operations
Schedule 4.6(a)               Company Affiliate Letter
Schedule 4.6(b)               Buyer Affiliate Letter
Schedule 7.9                  Notice to Stockholders

                                      EXHIBITS
                                      --------

Exhibit A                     Form of Non-Competition Agreement

                                      v.

                            INDEX OF DEFINED TERMS

Term                                        Section
----                                        -------
"Action"                                    Section 2.6
"Acquisition Transaction"                   Section 4.10
"Agreement"                                 Preamble
"Audited Buyer Financial Statements"        Section 3.4(b)
"Basket"                                    Section 8.4
"Business Condition"                        Section 2.1(a)
"Buyer"                                     Preamble
"Buyer Benefit Plans"                       Section 3.14(a)
"Buyer Common Stock"                        Section 3.2(a)
"Buyer Disclosure Schedules"                Article III Preamble
"Buyer Employees"                           Section 3.14(a)
"Buyer Financial Statements"                Section 3.4(b)
"Buyer Permitted Liens"                     Section 3.5
"Buyer SEC Reports"                         Section 3.4(a)
"Buyer Securities"                          Section 3.2(a)
"Buyer Shares"                              Recitals
"Closing"                                   Section 1.4
"Closing Date"                              Section 1.4
"Closing Date Market Value"                 Section 1.3(c)
"Code"                                      Recitals
"Company"                                   Preamble
"Company Audited Financial Statements"      Section 2.4(a)
"Company Benefit Plans"                     Section 2.14(a)
"Company Disclosure Schedules"              Article II Preamble
"Company Employees"                         Section 2.14(a)
"Company Financial Statements"              Section 2.4(a)
"Company Permitted Liens"                   Section 2.5
"Company Unaudited Financial Statements"    Section 2.4(a)
"Company's Securities"                      Section 2.2(a)
"CSIET"                                     Section 2.11(b)(vi)
"Deloitte & Touche"                         Section 2.4(a)
"Determination Date"                        Section 8.3(c)
"Environmental Laws"                        Section 2.20
"Ernst & Young"                             Section 3.4(b)
"Escrow Agreement"                          Section 8.5(a)
"Escrow Shares"                             Section 8.5(a)
"Exchange Act"                              Section 3.4(a)
"Governmental Authority"                    Section 2.6
"HSR Act"                                   Section 2.1(f)
"Indemnitee"                                Section 8.3(a)

                                      vi.

"Indemnitor"                                Section 8.3(a)
"Indemnitor Notice"                         Section 8.3(b)
"Intellectual Property"                     Section 2.7(a)
"Law"                                       Section 2.1(e)
"Licenses"                                  Section 2.8
"Liens"                                     Section 2.2(b)
"Loss"                                      Section 8.1
"Memorandum"                                Section 2.4(c)
"Netherlands GAAP"                          Section 2.4(b)
"Notice of Claim"                           Section 8.3(a)
"Order"                                     Section 2.1(e)
"Other Parties"                             Section 4.10
"Outstanding Buyer Options"                 Section 3.2(a)
"Outstanding Buyer Warrants"                Section 3.2(a)
"Pooling Affiliate"                         Section 4.6(c)
"Projections"                               Section 2.4(c)
"Purchase Price"                            Section 1.3(a)
"Registration Statement"                    Section 3.24
"Returns"                                   Section 2.13(d)
"Respective Representatives"                Section 4.1(a)
"SEC"                                       Recitals, Section 3.4(a)
"Securities Act"                            Section 2.24
"Shares"                                    Recitals
"Stock Exchange"                            Recitals
"Stockholder"                               Preamble
"Stockholders"                              Preamble
"Subsidiary"                                Section 2.1(a)
"Taxes"                                     Section 2.13
"Taxing Authority"                          Section 2.13
"Third-Party Claims"                        Section 8.3(c)
"Unaffiliated Firm"                         Section 8.3(a)
"Unaudited Buyer Financial Statements"      Section 3.4(b)
"U.S. Buyer Benefit Plans"                  Section 3.14(b)
"U.S. Buyer Employees"                      Section 3.14(b)
"U.S. Buyer Qualified Plan"                 Section 3.14(c)
"U.S. Company Benefit Plans"                Section 2.14(b)
"U.S. Company Employees"                    Section 2.14(b)
"U.S. Company Qualified Plan"               Section 2.14(c)
"U.S. GAAP"                                 Section 3.4(b)
"USIA"                                      Section 2.11(b)(vi)

                                     vii.

          THIS STOCK EXCHANGE AGREEMENT (this "Agreement"), dated as of April 7,
                                               ---------
1998, is by and among SYLVAN LEARNING SYSTEMS, INC., a Maryland corporation (the "Buyer"), on the one hand, and ASPECT INTERNATIONAL LANGUAGE SCHOOLS, B.V., a
 -----
limited liability company organized under Netherlands law (the "Company"),
                                                                -------
THOMAS GLENNDAHL, HAKAN BILLE, ULF SPRINGFORS and CHRISTER FAGERSTEN (each a

"Stockholder," and collectively the "Stockholders") on the other hand.
------------                         ------------

          WHEREAS, Buyer desires to purchase from the Stockholders, and the Stockholders each desire to sell to Buyer, upon the terms and subject to the conditions set forth herein (the "Stock Exchange"), the shares numbered 1 up to
                                  --------------
and including 668 (the "Shares"), which Shares constitute all of the issued and
                        ------
outstanding equity interests in the Company in exchange for a number of shares of Common Stock, $.01 par value, of Buyer, having an aggregate Closing Date Market Value (as defined herein) equal to US$65,000,000 ("Buyer Shares").
                                                          ------------

          WHEREAS, for United States federal income tax purposes it is intended that the Stock Exchange shall qualify as a "reorganization" under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").
      ----

          WHEREAS, the Stock Exchange is intended to qualify as a pooling of interests under applicable U.S. generally accepted accounting principles ("U.S.
                                                                           ----
GAAP") and U.S. Securities and Exchange Commission ("SEC") rules and
----                                                 ---
regulations.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                          PURCHASE AND SALE OF STOCK
                          --------------------------

          Section 1.1.  Stock to Be Exchanged.  Upon the terms and subject to
                        ---------------------
the conditions contained herein, at the Closing (as defined below), each of the Stockholders shall sell and transfer to Buyer, and Buyer shall purchase and accept from each of the Stockholders, that number of Shares as is set forth next to each such Stockholder's name on Schedule 1.1.

          Section 1.2.  Share Transfer.  At the Closing (as defined below), in
                        --------------
order to effect the transfer of Shares, the parties hereto will cause a notarial deed to be executed substantially in the form of the notarial deed attached hereto as Schedule 1.2.

          Section 1.3.  Deliveries by Buyer and Stockholders.
                        ------------------------------------

          (a) Upon the terms and subject to the conditions contained herein, (including Section 1.3(b) below regarding Escrow Shares) in consideration of, and in full payment for and solely in respect of, the Stock Exchange, Buyer shall deliver or cause to be delivered to the Stockholders certificates representing a number of Buyer Shares equal to US$65,000,000 divided by the Closing Date Market Value of the Buyer Shares, such number of Buyer Shares to be allocated among the Stockholders as set forth in Schedule 1.1 (the "Purchase
                                                                    --------
Price"), free and clear of all Liens (as defined herein).
-----

          (b) Upon receipt of the Buyer Shares, at the Closing, the Stockholders shall deliver to the Escrow Agent (as herein defined): (i) certificates representing a number of Buyer Shares having an aggregate Closing Date Market Value equal to US$3.5 million in respect of the General Escrow (as defined herein) and (ii) certificates representing a number of Buyer Shares having a Closing Date Market Value equal to US$5 million in respect of the Special Escrow (as defined herein) (such shares to be delivered by each Stockholder as set forth in Schedule 1.1), duly endorsed for transfer, to be held by the Escrow Agent in accordance with the terms of the Escrow Agreements.

          (c) For purposes of this Agreement, the "Closing Date Market Value" of
                                                   -------------------------
the Buyer Shares shall mean the average of the closing bid prices per share of the Buyer Common Stock during the period of the thirty (30) most recent trading days ending on the day prior to the date of Closing.

          Section 1.4.  Time and Place of Closing.  The closing of the
                        -------------------------
transactions contemplated by this Agreement (the "Closing") shall be held at the
                                                  -------
offices of Piper & Marbury L.L.P., 36 South Charles Street, Baltimore, Maryland 21201 and Houthoff, Attorneys and Civil Law Notaries, Weena 355, Rotterdam, The Netherlands (with respect to the notarial deed of share transfer), or such other place as the parties may agree on the date (the "Closing Date") set by Buyer
                                                 ------------
(with at least one business day notice to the Stockholders), which date shall be within five business days following the date upon which all conditions set forth in Article V have been satisfied or waived.

          Section 1.5.  Change in Capitalization.  In the event of any change in
                        ------------------------
the number and/or price of the outstanding Buyer Shares from and after the date hereof through the Closing Date, by reason of a recapitalization, spin-off, stock dividend, stock split, extraordinary dividend or other similar transaction, or of a dividend (other than a regular quarterly cash dividend), recapitalization, merger or other similar transaction involving Buyer, amounts hereunder shall be appropriately and proportionately adjusted, provided,
                                                               --------
however, that notwithstanding this Section 1.5 or any other provision of this
-------
Agreement, the Stockholders shall not, by virtue of any transaction involving Buyer which occurs prior to the Closing Date, be required to accept consideration other than publicly-traded Buyer Shares.

                                       2.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES
                      OF THE STOCKHOLDERS AND THE COMPANY
                      -----------------------------------

          Each of the Stockholders, (a) severally but not jointly, with respect to the representations in Sections 2.1(c) and Section 2.3 (as they relate to such Stockholder), and (b) jointly and severally together with the Company, with respect to the other representations set forth in this Article II, hereby represents and warrants to the Buyer that the statements contained in this
Article II are true and correct, except as set forth in the schedules delivered by the Company and the Stockholders on or before the date of this Agreement (the "Company Disclosure Schedules"). The Company Disclosure Schedules shall be
 ----------------------------
arranged in sections corresponding to the numbered and lettered sections contained in this Agreement. The disclosure in any section shall be deemed to constitute disclosure for all sections in this Agreement.

          Section 2.1.  Incorporation; Authorization; Etc.
                        ----------------------------------

          (a) The Company is a limited liability company, duly organized and validly existing under the laws of the Netherlands. The Company (1) has all requisite power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and (2) is in good standing, and is duly licensed, authorized or qualified to transact business in each jurisdiction in which the ownership or lease of real property or the conduct of its business requires it to be so qualified except where the failure to be in good standing or to be duly licensed, authorized or qualified to transact business, would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, or financial condition (collectively, the "Business Condition") of the Company
                                           ------------------
and its Subsidiaries (as defined below) taken as a whole. As used in the Agreement, "Subsidiary" with respect to the Company, shall mean each
            ----------
corporation, partnership, limited liability company or other legal entity set forth on Schedule 2.1(a)(1) and, with respect to Buyer, shall mean a corporation, partnership, limited liability company or other legal entity more than 50% of the voting power of whose outstanding voting securities or equity interests are, directly or indirectly, owned by Buyer. Schedule 2.1(a)(1) lists all entities in which the Company owns, directly or indirectly, more than 50% of the voting power of an entity's voting securities or equity interests. The Company has heretofore delivered or made available to Buyer complete and correct copies of its and each of its Subsidiaries' organizational documents as in effect on the date hereof. Schedule 2.1(a)(2) lists all other entities, if any, in which the Company holds less than a 50% equity interest.

          (b) Each Subsidiary of the Company (1) is duly organized and validly existing as a corporation, partnership, limited liability company or other legal entity under the laws of its jurisdiction of organization, (2) has all requisite corporate or other power and authority to own or lease its properties and assets and to carry on its business as now

                                       3.

conducted and (3) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified except where the failure to be duly organized, in good standing or duly qualified to transact business would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Business Condition of the Company and its Subsidiaries taken as a whole.

          (c) Each of the Stockholders has full power, capacity and authority to execute and deliver this Agreement and to perform his obligations under this Agreement. This Agreement has been duly executed and delivered by and is the legal, valid and binding obligation of each of the Stockholders and, assuming the due execution and delivery thereof by Buyer, is enforceable against each of the Stockholders in accordance with its terms.

          (d) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and no additional proceedings (corporate or otherwise) on the part of any of the Stockholders, the Company or any of its Subsidiaries are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by and, assuming the due execution and delivery thereof by Buyer, constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

          (e) Except as set forth in Schedule 2.1(e), the execution and delivery of this Agreement by the Company and the Stockholders and the consummation by the Company and the Stockholders of the transactions contemplated by this Agreement will not (1) violate any provision of the certificate of incorporation or by-laws or similar organizational instrument of the Company or any of its Subsidiaries, (2) result in a violation of any provision of, or constitute a default (with or without notice or lapse of time) under, or give rise to a right of termination, cancellation or acceleration of (or entitle any party to accelerate whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien upon or the creation of a security interest in any of the Shares or any of the Company's or its Subsidiaries' assets or properties pursuant to, any note, bond, debt instrument, mortgage, indenture, lien, lease, agreement or other instrument, or any judgment, injunction, order or decree to which the Company, any of its Subsidiaries or any of the Stockholders is a party or by which any of them is bound, (3) violate or conflict with any United States (federal, state or local) or foreign (federal, provincial or local) law, statute, ordinance, rule or regulation ("Law") or any order, writ, injunction, judgment, award, stipulation
             ---
or decree rendered by any Governmental Authority (as defined herein) ("Order")
                                                                       -----
applicable to the Company, any of its Subsidiaries or any of their material respective properties or assets or any of the Stockholders, or (4) trigger the rights of the Company or any Subsidiary under any shareholder rights plan or similar arrangement.

                                       4.

          (f) No consent, approval, order or authorization of, or registration, declaration or filing with (1) any Governmental Authority or (2) any individual, corporation or other entity (including any holder of the Company's securities) is required by or with respect to the Company or any Stockholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (A) satisfaction of all information and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and any regulations promulgated thereunder (the "HSR Act"), (B) such
                                                             -------
consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under federal securities laws , applicable state "blue sky" laws, and the securities laws of any foreign country, (C) those set forth in the Schedule 2.1(f), and (D) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole.

          Section 2.2.  Capitalization; Structure; No Investments.
                        -----------------------------------------

          (a) The entire authorized capital stock of the Company is 1,000 shares of Common Stock, with a nominal value of NLG 1,000.00 per share, of which 668 shares are issued and outstanding and all are owned by the Stockholders in the amounts set forth on Schedule 1.1. All of the issued and outstanding Shares have been duly and validly issued and are fully paid and nonassessable, free of preemptive rights and are owned by the Stockholders. Except as set forth on
Schedule 2.2(a)(1), there are outstanding (1) no shares of capital stock or other voting securities of the Company, (2) no securities of the Company or any of the Company Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (3) no options, warrants or other rights to acquire from the Company or any of the Company Subsidiaries (including any rights issued or issuable under a shareholders rights plan or similar arrangement), and no obligations of the Company or any of the Company Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (4) no equity equivalents, interests in the ownership or earnings of the Company or any of the Company's Subsidiaries (including stock appreciation or phantom stock rights) or other similar rights (with the securities listed in clauses (1) through (4) referred to collectively as the "Company's Securities"),
                                                         --------------------
and (5) no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or to make any investment (by loan, capital contribution or otherwise) in any other entity. Except as set forth in Schedule 2.2(a)(1), no decision has been taken by the Stockholders to distribute profits or reserves or to repay capital, which still has to be executed, and no distribution will be made after the date hereof that will prevent accounting for the Stock Exchange as a pooling of interests. The Stockholders' Register, a copy of which is attached hereto as Schedule 2.2(a)(2), is true, accurate and complete. No depositary receipts have been issued against the Shares.

                                       5.

          (b) Except for the equity interests in its Subsidiaries owned by the Company, or as disclosed in Schedule 2.2(a)(2), the Company has no Subsidiaries nor any equity investment of any kind in any corporation, partnership, limited liability company, joint venture or other legal entity. The Company owns such equity interests free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances of any kind ("Liens"). All of such equity interests have been duly and validly issued and
  -----
are fully paid and non-assessable. There are no outstanding obligations, options, warrants or other rights of any kind to acquire equity interests in any of the Company's Subsidiaries.

          Section 2.3.  Ownership of Shares.  Each of the Stockholders has good
                        -------------------
and valid title to the Shares shown opposite the name of such Stockholder on
Schedule 1.1, free and clear of any Liens. No person or entity (other than a Stockholder with respect to the number of Shares set forth opposite the name of such Stockholder on Schedule 1.1) has any power or right, whether or not shared with any other person or entity, to dispose of or direct the disposition of any Shares or vote or direct the voting of any such Shares. Upon consummation of the Stock Exchange as contemplated by this Agreement, Buyer will acquire good and valid title to such Shares, free and clear of any Liens.

          Section 2.4.  Financial Statements.
                        --------------------

          (a) The Company has previously delivered to the Buyer true, correct and complete copies of its audited consolidated balance sheet as of September 30, 1997, and the related consolidated profit and loss account (including the related notes thereto, where applicable) for the fiscal year ended September 30, 1997, with the accompanying report of Deloitte & Touche, Register accountants ("Deloitte & Touche"). The Company has also delivered to Buyer a reconciliation
-------------------
that reconciles such 1997 consolidated financial statements from Netherlands GAAP to U.S. GAAP (collectively, the "Company Audited Financial Statements").
                                      ------------------------------------
Additionally, the Company has delivered to the Buyer true, correct and complete copies of its unaudited consolidated balance sheets as of September 30, 1996 and 1995, and the related unaudited consolidated profit and loss account for the fiscal year ended September 30, 1996 (collectively, the "Company Unaudited
                                                         -----------------
Financial Statements").  The Company Unaudited Financial Statements, the Company
--------------------
Audited Financial Statements and the Closing Balance Sheet (as defined in and delivered pursuant to Section 4.13 hereof) shall be collectively referred to herein as the "Company Financial Statements."
               ----------------------------

          (b) The Company Financial Statements were prepared in accordance with accounting principles generally accepted in the Netherlands ("Netherlands
                                                              -----------
GAAP").  The Company Financial Statements present fairly the consolidated
----
financial position of the Company and its Subsidiaries, taken as a whole, as of their respective dates, and their consolidated results, as the case may be, for the periods presented therein, all in conformity with Netherlands GAAP applied on a consistent basis throughout the periods involved.

                                       6.

          (c) Attached hereto as Schedule 2.4(c) are copies of the Company's projected financial results for fiscal year 1998 (the "Projections"). The
                                                       -----------
Projections were based upon good faith estimates of management of the Company.

          Section 2.5.  Title to Properties; Encumbrances.  Except for
                        ---------------------------------
properties disposed of in the ordinary course of business consistent with past practice, the Company or one of the Company's Subsidiaries has good and marketable title to, or holds by valid and existing lease or license, free and clear of all Liens, each piece of real and personal property currently used by them in, and reasonably necessary to enable them to carry on their businesses as presently conducted except for such Liens as (a) are reflected or reserved against in the Company Audited Financial Statements, or (b) would not, individually or in the aggregate, have a material adverse effect on the Business Condition of the Company and its Subsidiaries taken as a whole (the Liens described in clauses (a) and (b) above, "Company Permitted Liens"). Schedule
                                         -----------------------
2.5 sets forth all real property owned and all real property leased by the Company and any of its Subsidiaries with the name, address, terms of material leases and annual payment obligations (whether mortgage or rent) for each. The Stockholders have received no written notice of any violation of any zoning, use or other similar laws with respect to any material property used in the operation of the Company's businesses.

          Section 2.6.  Litigation; Orders.  Except as set forth in Schedule
                        ------------------
2.6, there is no action, suit, arbitration, inquiry, proceeding or investigation ("Action") by or before any court or tribunal in any jurisdiction or any
  ------
federal, state, municipal, domestic, foreign or other administrative agency, department, commission, board, bureau or other governmental or regulatory authority or instrumentality (each a "Governmental Authority") pending nor, to
                                      ----------------------
the knowledge of the Stockholders after due and reasonable inquiry, is any Action threatened against or involving the Stockholders, the Company or any of the Company's Subsidiaries, or affecting any properties or assets of any of the Stockholders, the Company, or any of the Company's Subsidiaries which, in any such case, could reasonably be expected to (a) prevent or materially delay the ability of the Stockholders or the Company to consummate the transactions contemplated hereby, or (b) individually or in the aggregate, have a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole. None of the Stockholders or the Company is subject to any Order which could reasonably be expected to prevent or materially delay the ability of any of the Stockholders or the Company to consummate the transactions contemplated hereby or, individually or in the aggregate, have a material adverse effect on the Business Condition of the Company and its Subsidiaries taken as a whole.

          Section 2.7.  Intellectual Property.
                        ---------------------

          (a) The Company or one of the Company's Subsidiaries owns, or has a valid license to use, all of the patents, trademarks, trade names, service marks, registered copyrights or applications ("Intellectual Property") which are
                                               ---------------------
currently used by them in, and are reasonably necessary to enable them to carry on, their businesses as presently conducted. Schedule

                                       7.

2.7 lists (1) all material Intellectual Property, including jurisdictions in which each such material Intellectual Property right has been issued or registered, and (2) all material licenses, sublicenses and other agreements where the Company or its Subsidiaries has taken or given a right to use such Intellectual Property right from or to a third party. To the Stockholders' knowledge, all registered Intellectual Property held by the Company and its Subsidiaries are valid and subsisting.

          (b) Except as set forth in Schedule 2.7, no claims which would, individually or in the aggregate, have a material adverse effect on the Business Condition of the Company and its Subsidiaries taken as a whole have been asserted by any person (1) challenging the ownership, validity or effectiveness of any Intellectual Property owned, used, filed by or licensed to or by the Company or any of its Subsidiaries as of the date hereof, (2) to the effect that the sale of any product or the provision of any service as now sold or provided by the Company or any of its Subsidiaries infringes on any Intellectual Property of a third party, or (3) against the use by the Company or any of its Subsidiaries of any Intellectual Property.

          Section 2.8.  Licenses, Approvals, Other Authorizations, Consents,
                        ----------------------------------------------------
Reports, Etc.
-------------

          (a) Each of the Company and its Subsidiaries has all governmental licenses, permits, franchises, approvals and other authorizations of any Governmental Authority (the "Licenses") necessary to own, lease and operate
                             --------
their properties and enable them to carry on their businesses as presently conducted except for those Licenses, the lack of which would not have a material adverse effect on the Business Condition of the Company and its Subsidiaries taken as a whole. All such Licenses are in full force and effect except where the failure to be in full force and effect would not, individually or in the aggregate, have a material adverse effect on the Business Condition of the Company and its Subsidiaries taken as a whole. As of the date hereof, to the Stockholders' knowledge after reasonable inquiry, no proceeding is pending seeking the revocation or limitation of any such License that would, individually or in the aggregate, have a material adverse effect on the Business Condition of the Company and its Subsidiaries taken as a whole.

          (b) Schedule 2.8(b) lists all consents, approvals, registrations, filings, applications, notices, orders, authorizations, qualifications and waivers required to be made, filed, given or obtained by any of the Company, the Company's Subsidiaries or the Stockholders with, to or from any persons or Governmental Authorities in connection with the consummation of the Stock Exchange, except for those (1) that become applicable solely as a result of the specific regulatory status of Buyer or its affiliates, or (2) the failure to make, file, give or obtain which would not, individually or in the aggregate, either have a material adverse effect on the Business Condition of the Company and its Subsidiaries taken as a whole or prevent the consummation of the Stock Exchange.

                                       8.

          Section 2.9.   Labor Matters.  Except as set forth in Schedule 2.9, as
                         -------------
of the date hereof, none of the Company or any of its Subsidiaries is involved in or, to the Stockholders' knowledge after reasonable inquiry, threatened with any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving the employees of the Company or any of its Subsidiaries (excluding routine workers' compensation claims) that would reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Business Condition of the Company and its Subsidiaries taken as a whole.

          Section 2.10.  Compliance with Laws.  Except as set forth in Schedule
                         --------------------
2.10, to the Stockholders' knowledge after reasonable inquiry, the conduct of the business of each of the Company and its Subsidiaries substantially complies with all applicable Laws and all Orders applicable thereto, except for violations or failures so to comply, if any, that would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Business Condition of the Company and its Subsidiaries taken as a whole.

          Section 2.11.  Material Contracts.
                         ------------------

          (a) Schedule 2.11(a) identifies each of the following material agreements, contracts, documents and other items (whether written or oral) as to which the Company or any of its Subsidiaries is a party or otherwise is bound (and all such contracts, or summaries thereof, have been made available to Buyer) as of the date of the execution of this Agreement: (i) all contracts between Subsidiaries of the Company and third parties relating to the provision of foreign exchange student programs and solicitation of students for such instruction and programs other than contracts with individual students ("Exchange Contracts") (ii) all documents relating to indebtedness for money borrowed, including guarantees; (iii) all agreements or plans relating to employment, compensation of or benefits for officers, employees or consultants of the Company and each of the Subsidiaries, including without limitation, any collective bargaining arrangements; (iv) all contracts for the purchase of materials, supplies, services, merchandise or equipment involving consideration of more than $50,000 or involving purchases in excess of normal operating requirements; (v) any contract, agreement, or instrument not entered into in the ordinary course of the business of the Company and each of the Subsidiaries;
(vi) any contract containing material restrictions on the operations of the Company and each of the Subsidiaries or any restrictions on its ability to compete in any geographic region or in any line of business; (vii) any lease of real property and all personal property leases calling for annual lease payments in excess of $50,000; (viii) all licenses and accreditations received in connection with instruction and foreign exchange student programs conducted by the Company and its Subsidiaries; and (ix) each and every other contract which is material to the financial condition, earnings, operation or business of each of the Subsidiaries. The contracts and agreements identified in Schedule 2.11(a), including each of the Exchange Contracts, are collectively referred to herein as the "Contracts."

                                       9.

          (b)  Except as set forth in Section 2.11(b) of the Company Disclosure
Schedule:

               (i) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict in any material respect with or result in a material breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any Contract, or constitute a default in any material respect thereunder.

               (ii) Neither the Company nor any of its Subsidiaries is under any liability or obligation to refund any material amount previously paid to the Company or any of the Subsidiaries for services provided by the Company or any of the Subsidiaries under the Contracts, and the Company and each of the Subsidiaries has paid or has made adequate provision to pay when due all accounts payable, payroll, payroll taxes and other amounts due on account of the Contracts;

               (iii) Neither the Company nor any of the Subsidiaries has secured any of the Contracts other than in compliance with all applicable laws, rules and regulations; and the terms of payment and/or compensation for each of the Contracts complies with all applicable laws, rules and regulations relating to competitive bidding; each of the Contracts not obtained through competitive bidding was secured in an arms' length transaction.

               (iv) Each of the Contracts is valid and existing and in full force and effect; true and complete copies of each Contract have been heretofore provided to the Buyer; the Company and each of the Subsidiaries has, in all material respects, performed all obligations required to be performed by it under, and is not in material default in any respect under, in material conflict in any respect with, or in material violation in any respect of, any of the Contracts; and neither the Company nor any of the Subsidiaries has received notice of non-compliance or alleged non-compliance with any of the Contracts; to the knowledge of the Stockholders, each other party to any Contract has, in all material respects, performed all obligations required to be performed by it under, and is not in material default in any respect under, in material conflict in any respect with, or in material violation in any respect of, any of the Contracts;

               (v) Neither the Company nor any of the Subsidiaries has knowledge of any current intention on the part of any of the parties to the Contracts to cancel the same or not to renew the same with the Company or any of the Subsidiaries at the end of the current term thereof;

               (vi) To the knowledge of the Company, any of the Subsidiaries, or the Stockholders, after reasonable inquiry, each non-profit organization with which the Company or any of its Subsidiaries has entered into an Exchange Contract, including Aspect Foundation, Inc. and International Education Forum ("IEF"), is: (a) duly qualified as a tax-exempt
  ---


                                      10.

organization under Section 501(c)(3) of the Code; (b) in compliance in all material respects with applicable rules of the Internal Revenue Service related to such tax-exempt organizations; (c) in compliance with United States Information Agency ("USIA") rules governing foreign exchange programs and
                     ----
legally capable to issue J-1 visas to prospective exchange students except as otherwise disclosed in Schedule 2.11(b); and (d) listed by the Commission on Standards for International Educational Travel ("CSIET"). Except as disclosed in
                                                 -------
Schedule 2.11(b)(vi), to the knowledge of the Company, any of the Subsidiaries, or the Stockholders, after reasonable inquiry, there is no reason to believe that the commission structure currently in place between the Company or any of its Subsidiaries, Aspect Foundation and IEF pursuant to the Exchange Contracts, cannot be maintained. All of the trustees of Aspect Foundation and IEF are listed on Schedule 2.11(b);

               (vii) The Company or its Subsidiaries are (a) duly licensed in the appropriate jurisdiction to provide language instruction at all sites where the Company or any Subsidiary currently provides language instruction and
(b) accredited by an accrediting body that is recognized by, and satisfactory to both the regulating agency or institution in the jurisdiction where the language instruction is provided and the agency or institution that regulates or administers the distribution of visas in the country where the language instruction is provided;

               (viii) Neither the Company nor any of its Subsidiaries has received any claim of material overpayment or alleged material overpayment by any other party to any of the Contracts, and except as described in Schedule 2.11(b), there have been no audits or other reviews of the costs, billing methods or performance of the Company or any of the Subsidiaries under any of the Contracts, and no such audits or other reviews are in progress or, to the knowledge of the Company or the Stockholders contemplated; and

               (ix) Except as set forth in Schedule 2.11(b), no consent, approval or authorization of, notice to or declaration, filing or registration with, any third party is required in connection with the Stock Exchange or the execution, delivery and performance of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby and thereby.

          (c) Schedule 2.11(c) sets forth a true, complete and correct list of the top 25 agents in the United States, the United Kingdom, Australia and Canada based on weeks sold during the period from October 1, 1997 through February 28, 1998. For each agent, the Schedule sets forth the number of weeks sold from October 1997 through February 1998 and from October 1996 through February 1997 (except that complete statistics for October 1996 through February 1997 are not available for the UK and Australia).

          Section 2.12.  No Undisclosed Liabilities.  Except as reflected,
                         --------------------------
reserved against or otherwise disclosed in the Company Audited Financial Statements (including the notes thereto), neither the Company nor any of its Subsidiaries has any liabilities or obligations of a

                                      11.

character (including without limitation any liability resulting from failure to comply with any laws or foreign, federal, state or local tax liabilities due or to become due whether incurred in respect or measured by income for any period prior to close of business on such dates or arising out of transactions entered into or any state of facts existing prior thereto) that would be required to be reflected in a consolidated balance sheet prepared in accordance with Netherlands GAAP except liabilities and obligations which (a) were incurred after September 30, 1997 in the ordinary course of business in nature and amount consistent with past practice, (b) would not, individually or in the aggregate, have a material adverse effect on the Business Condition of the Company and its Subsidiaries taken as a whole, or (c) are specifically contemplated by this Agreement.

          Section 2.13.  Taxes.
                         -----

          (a) The Company and its Subsidiaries have in all material respects accurately prepared and timely filed (or will, prior to Closing have prepared and filed) all material federal, state, local and foreign Returns, estimates, information statements and reports required to be filed at or before the Closing Date relating to any and all Taxes concerning or attributable to the Company, any of its Subsidiaries or any of their operations or assets, and such material Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law. Copies of all material Returns of the Company and its Subsidiaries for the past three years have been or will be provided or made available by the Company to the Buyer. In particular, and without in any manner limiting the foregoing, none of the Returns of the Company or any Subsidiary that relate to pre-Closing periods contains any position which, individually or in the aggregate, is or would be subject to material penalties under Section 6662 of the Code (or any corresponding provision of state, local or foreign Tax law).

          (b) Except as set forth in Schedule 2.13, as of the date hereof, the Company and each of its Subsidiaries: (1) have paid all Taxes any of them is or was required to pay (and as of the Closing Date will have paid all Taxes any of them is required to pay prior to the Closing Date), (2) have withheld with respect to their employees all Taxes (and as of the Closing Date will have withheld all such Taxes any of them is required to withhold prior to the Closing
Date), and (3) have collected all Taxes on account of sales by the Company or any Subsidiary or the use of any of their products (and as of the Closing Date will have collected all such Taxes any of them is required to collect prior to the Closing Date) in each case where such payment, withholding or collection is required, except, in each instance, where any failure to make such payment, withholding or collection would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole.

          (c) There is no Tax deficiency outstanding, proposed or assessed against the Company or any of its Subsidiaries that is not reflected as a liability in the Company Unaudited Financial Statements or Company Audited Financial Statements which would reasonably be

                                      12.

likely, individually or in the aggregate, to have a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole, nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax.

          (d)  As used in this Agreement, "Returns" shall mean returns, reports
                                           -------
and forms required to be filed with any domestic or foreign Taxing Authority.

          "Taxes" shall mean (1) all taxes (whether federal, state, local or
           -----
foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, use, occupation, value added, ad
                                                                        --
valorem, transfer, franchise, withholding, payroll, recapture, employment,
-------
excise, or property taxes, together with all interest, penalties and additions imposed with respect thereto and (2) any obligations under any agreements or arrangements with respect to any Taxes described in clause (1) above including liability for Taxes of a predecessor entity.

          "Taxing Authority" shall mean any Governmental Authority having
           ----------------
jurisdiction over the assessment, determination, collection, or other imposition of Tax.

          Section 2.14.  Employee Benefit Plans.
                         ----------------------

          (a) Schedule 2.14(a) lists all material compensation and benefit plans, contracts and arrangements in effect as of the date hereof including, without limitation, all bonus, incentive or deferred compensation, severance pay, pension, profit sharing, savings and thrift and medical and life insurance plans in which any current or former employees of the Company and its Subsidiaries ("Company Employees") participate (collectively, "Company Benefit
               -----------------                               ---------------
Plans").
-----

          (b) All Company Benefit Plans in which Company Employees in the United States ("U.S. Company Employees") participate ("U.S. Company Benefit
                ----------------------                 --------------------
Plans") and which are "employee benefit plans," as defined in Section 3(3) of
------
ERISA, in all material respects are in compliance with and have been administered in compliance with all applicable requirements of law, including but not limited to the Code and ERISA, and all contributions required to be made to each such plan under the terms of such plan, ERISA or the Code for all periods of time prior to the date hereof and the Closing Date have been or will be, as the case may be, made or accrued, except for such noncompliance or failures to contribute which would not, individually or in the aggregate, have a material adverse effect on the Business Condition of the Company and its Subsidiaries taken as a whole. With respect to the Company Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly disclosed in accordance with Netherlands GAAP, in the Company Audited Financial Statements.

                                      13.

          (c) With respect to any U.S. Company Benefit Plan which is intended to qualify under Section 401(a) of the Code ("U.S. Company Qualified Plan"), a
                                              ---------------------------
favorable determination letter as to the qualification under Section 401(a) of the Code has been issued, or the remedial amendment period for such determination has not expired. To the best knowledge of the Stockholders, no "disqualified person" (as defined in Section 4975 of the Code) has engaged in any "prohibited transaction" (as such term is defined in Section 4975 of the Code), which could subject any U.S. Company Qualified Plan (or its related trust), or the Company or any of its Subsidiaries to any tax or penalty imposed under Section 4975 of the Code. The value of the assets in each of the US Company Qualified Plans which is a defined benefit plan exceeds the present value of accrued benefits of all participants in such Plan when such benefits are valued on a termination basis using Pension Benefit Guaranty Corporation interest and other assumptions.

          (d) Neither the Company nor any of its Subsidiaries is required to contribute to, or has been required to contribute to, any "multiemployer plan," as such term is defined in Section 4001(a)(3) of ERISA.

          (e) Except as otherwise set forth in Schedule 2.14(e) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (1) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any Employee under any Company Benefit Plan or otherwise, (2) increase any benefits otherwise payable by the Company or any of its Subsidiaries under any Company Benefit Plan or (3) result in the acceleration of the time of payment or vesting of any such benefits to any material extent, which, individually or in the aggregate, would have a material adverse effect on the Business Condition of the Company and its Subsidiaries taken as a whole.

          (f) Each Company Benefit Plan which is not a U.S. Company Benefit Plan has been maintained in all material respects in accordance with its terms and with all legal requirements applicable thereto and is funded or provided for in accordance with applicable laws, except for any such failure to so maintain or fund which would not, individually or in the aggregate, have a material adverse effect on the Business Condition of the Company and its Subsidiaries taken as a whole.

          Section 2.15.  No Material Adverse Change.  Except as set forth in
                         --------------------------
Schedule 2.15, since September 30, 1997, there has not been any event, occurrence or circumstance that has had, individually or in the aggregate, a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole, or any event, occurrence or circumstance that would, or would reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole, or a material adverse effect on the ability of any of the Stockholders to consummate the transactions contemplated hereby.

                                      14.

          Section 2.16.  Brokers, Finders, Etc.  Except as set forth on Schedule
                         ----------------------
2.16, neither the Company, any of its Subsidiaries nor any of the Stockholders has employed, or is subject to any claim of, any broker, finder, or similar consultant or intermediary in connection with the transactions contemplated by this Agreement which might be entitled to a fee or commission from the Company upon the consummation of the transactions contemplated hereby. All of the fees, commissions and expenses of the persons set forth on Schedule 2.16 shall be solely for the account of, and borne by, the Company. Schedule 2.16 sets forth an approximate current estimate of such fees and expenses.

          Section 2.17.  Schedules.  Disclosure of any fact or item in any
                         ---------
Schedule hereto referenced by a particular paragraph or Section in this Agreement shall, should the existence of the fact or item or its contents be clearly relevant to any other paragraph or Section, be deemed to be disclosed with respect to that other paragraph or Section whether or not an explicit cross-reference appears, unless the context indicates otherwise.

          Section 2.18.  No Implied Representation.  Notwithstanding anything
                         -------------------------
contained in this Article II or any other provision of this Agreement, it is the explicit intent of each party hereto that none of the Stockholders is making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including, but not limited to, any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose as to any of the properties or assets of the Company and its Subsidiaries and it is understood that Buyer takes such businesses, properties and assets on an "as is" and "where is" basis except as set forth in this Agreement and the Schedules hereto. Except as set forth in
Section 2.4(c), it is understood that any cost estimates, projections or other projections or predictions or any other information concerning the Company and its Subsidiaries contained in or referred to in other materials that have been or may hereafter be provided to Buyer or any of its affiliates, agents or representatives are not and shall not be deemed to be representations or warranties of the Stockholders or the Company.

          Section 2.19.  Construction of Certain Provisions.  It is understood
                         ----------------------------------
and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules hereto is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules hereto in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes of this Agreement.

          Section 2.20.  Environmental Laws and Regulations.  The Company and
                         ----------------------------------
each of the Company's Subsidiaries is in material compliance with all applicable Laws in effect as of the date of this Agreement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes,
                ------------------

                                      15.

but is not limited to the possession by the Company and the Company's Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof and neither the Company nor any of the Company's Subsidiaries has received written notice of, or is the subject of, any Action, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim"), and none of the Stockholders
                           -------------------
has any reason to believe any of the foregoing is being contemplated nor has any of the Stockholders seen on any of the real property owned or leased by the Company or any of its Subsidiaries hazardous materials or contaminants, as defined in the Environmental Law, and there are no circumstances that are reasonably likely to prevent or interfere with such compliance in the future or give rise to an Environmental Claim in the future.

          Section 2.21.  Bank Accounts, Etc.  Schedule 2.21 sets forth a list of
                         -------------------
all bank accounts, safe deposit boxes and lock boxes of the Company and each of its Subsidiaries including, with respect to each such account and lock box, identification of all authorized signatories.

          Section 2.22.  Insurance.  Schedule 2.22 sets forth a list of all
                         ---------
material general liability, product liability, fire, casualty, motor vehicle and other insurance or bonding maintained by or on behalf of the Company, its Subsidiaries or any of their respective employees as of the date hereof. All requirements and provisions of all such policies are being substantially complied with. No notice of cancellation has been given to or received by the Company or any of its Subsidiaries with respect to any such insurance policy.
To the knowledge of the Company and the Stockholders, no such policies are or will become subject to an assessment due to any retroactive rate or audit adjustments or coinsurance arrangements.

          Section 2.23.  Recent Operations.  Since September 30, 1997, (a) the
                         -----------------
Company and each of its Subsidiaries has operated its business substantially as it was operated immediately prior to such date in the ordinary course of business; (b) the Company and each of its Subsidiaries and each of the Stockholders has used its or his commercially reasonable efforts to preserve intact the business relationships of the Company and each of its Subsidiaries;
(c) there have been no material bonuses paid to or material increases in the compensation of officers or employees of the Company or any of its Subsidiaries, except as set forth in Schedule 2.23; and (d) except as set forth in Section
2.23 of the Company Disclosure Schedule, neither the Company nor any of the Subsidiaries has declared or paid any dividend or made any other distribution with respect to its capital stock.

          Section 2.24.  Transactions with Affiliates.  Except as set forth in
                         ----------------------------
Schedule 2.24, neither the Company nor any of its Subsidiaries is a party to any material transaction with any (a) current or former officer or director of the Company or any of its Subsidiaries, or (b) any parent, spouse, child, brother or sister of any such officer or director or (c) any "affiliate" or "associate" of any such persons or entities (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities
 ----------

                                      16.

Act")), including, without limitation, any material transaction involving a
---
contract, agreement or other arrangement providing for the employment of, furnishing of materials, products or services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity.

          Section 2.25.  Investment Intent.
                         -----------------

          (a) It is understood that as of the Closing the Buyer Shares will not have been registered under the Securities Act or any state securities laws, and that such shares will be delivered without registration in reliance upon an exemption from the registration requirements of the Securities Act and applicable state securities laws. Each of the Stockholders represents that he is acquiring the Buyer Shares hereunder only for his own account for investment and not with any intention of making, or with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act until such shares first are registered under the Securities Act as required by Section 4.2 of this Agreement.

          (b) In connection with the foregoing, each of the Stockholders hereby severally represents and warrants that:

               (1) he has reviewed, discussed and evaluated the information made available by Buyer and has had the opportunity to ask questions of, and receive answers from, executive officers of Buyer concerning the terms and conditions of this Agreement and to obtain any additional information which he considered necessary to verify the accuracy of the information delivered by Buyer in connection with this Agreement;

               (2) he understands that he must bear the economic risks of the investment in Sylvan Common Stock to be made hereunder for an indefinite period of time because such stock has not been registered under the Securities Act and, therefore, may not be sold until such stock subsequently is registered under the Securities Act or an exemption from registration is available; and

               (3) he has sufficient knowledge and experience in financial and business matters to enable him to be capable of evaluating the merits and the risks of the exchange of his shares of equity interest in the Company for his Buyer Shares, as contemplated by this Agreement and his prospective investment in Buyer.

          (c) It is understood and agreed that, to implement the requirements of the Securities Act and state securities laws and evidence the restrictions upon transfer contained in this Agreement, Sylvan will cause a legend to be conspicuously noted on the certificates representing the Sylvan Common Stock deliverable hereunder, and that Sylvan will issue stop transfer instructions to its transfer agent, to the effect that such stock has not been registered under the Securities Act and that no transfer may take place except pursuant to an effective

                                      17.

registration statement or after delivery of any opinion of counsel reasonably satisfactory to Sylvan to the effect that registration thereof for the purpose of transfer is not required under the Securities Act.

          Section 2.26.  No Agreements Regarding the Buyer Shares.  The
                         ----------------------------------------
Stockholders, the Company or any of its Subsidiaries or other affiliates have not taken or have not agreed to take any action that would prevent the Stock Exchange from qualifying for pooling of interests accounting treatment under U.S. GAAP and applicable SEC rules and regulations. The Stockholders, the Company or any of its Subsidiaries are not aware of any agreement, plan or other circumstance relating to the Stockholders, the Company or any of its Subsidiaries that would prevent the Stock Exchange from so qualifying and none of the Stockholders nor the Company has reason to believe that the Stock Exchange will not qualify as a pooling of interests for accounting purposes. Without limiting the generality of the foregoing sentence, since September 30, 1997 (i) the Company has not had any treasury stock transactions and none are planned during the period between the date hereof and the Closing Date, (ii) the Company has not adopted any new or amended any existing stock option or stock purchase plans, (iii) the Company has not disposed of any assets other than in the ordinary course of business, and (iv) the Stockholders have not entered into any agreement that would restrict voting rights with respect to the Buyer Shares to be issued pursuant to this Agreement. Each of the Stockholders represents and warrants that he has not entered into any agreement or understanding with anyone for the transfer of the Buyer Shares in a transaction that would prevent Buyer from accounting for the Stock Exchange as a pooling of interests.

          Section 2.27.  Foreign Corrupt Practices Act.  Neither the Company nor
                         -----------------------------
any of the Subsidiaries, nor any director, officer, agent, employee, consultant, or any other person associated with or acting on behalf of any of them, has engaged or is engaged in any course of conduct, or is a party to any agreement or involved in any transaction, which has or would give rise to a violation of the Foreign Corrupt Practices Act of 1977 or any other United States statute or regulation governing the conduct of business abroad by corporations having U.S. operations and their subsidiaries.

          Section 2.28.  No Pending Transactions.  Except for the transactions
                         -----------------------
contemplated by this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by or the subject of any agreement, undertaking, commitment, negotiation or discussion with another party with respect to any Acquisition Transaction (as defined below). For purposes of this Section, the term "Acquisition Transaction" means any (i) acquisition of all or any material portion of the assets of, or any equity interest in, any corporation, partnership, joint venture, company, organization or other entity, (ii) sale of all or any material portion of the assets of, or equity interest in, the Company of and of its Subsidiaries or (iii) any merger, consolidation, business combination (or other similar transaction) involving the Company or any of its Subsidiaries.

                                      18.

          Section 2.29.  Reorganization.  The Stockholders have not and, as of
                         --------------
the Closing Date will not have, taken any action or failed to take any action which action or failure would result in the failure of the Stock Exchange to qualify as a reorganization within the meaning of Section 368(a) of the Code. The Stockholders have no knowledge of any fact or circumstance that is reasonably likely to prevent the Stock Exchange from qualifying as a reorganization within the meaning of Section 368(a) of the Code.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer hereby represents and warrants to the Company and the Stockholders that the statements contained in this Article III are true and correct except as disclosed in the Buyer SEC Reports (as defined in Section 3.4) or as set forth in the schedules delivered by the Buyer to the Company on or before the date of this Agreement (the "Buyer Disclosure Schedules"). The Buyer
                                        --------------------------
Disclosure Schedules shall be arranged in sections corresponding to the numbered and lettered sections contained in this Agreement. The disclosure in any section of the Buyer Disclosure Schedules shall be deemed to constitute disclosure for all sections in this Agreement.

          Section 3.1.  Incorporation; Authorization; Etc.
                        ----------------------------------

          (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Buyer (1) has all requisite power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and (2) is in good standing, and is duly licensed, authorized or qualified to transact business in each jurisdiction in which the ownership or lease of real property or the conduct of its business requires it to be so qualified except where the failure to be in good standing or to be duly licensed, authorized or qualified to transact business, would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Business Condition of Buyer and its Subsidiaries, taken as a whole. Buyer has heretofore delivered or made available to the Stockholders complete and correct copies of its certificate of incorporation and by-laws as in effect on the date hereof.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer, and no additional proceedings (corporate or otherwise) on the part of Buyer or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and, assuming the due execution and delivery thereof by the Company and the Stockholders, constitutes the legal, valid and binding obligation of, Buyer and is enforceable against Buyer in accordance with its terms.

                                      19.

          (c) The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated by this Agreement will not (1) violate any provision of the certificate of incorporation or by-laws or similar organizational instrument of Buyer or any of its material Subsidiaries,
(2) result in a violation of any provision of, or constitute a default (with or without notice or lapse of time) under, or give rise to a right of termination, cancellation or acceleration of (or entitle any party to accelerate whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien upon or the creation of a security interest in any of Buyer's or its Subsidiaries' assets or properties pursuant to, any note, bond, debt instrument, mortgage, indenture, lien, lease, agreement or other instrument, or any judgment, injunction, order or decree to which Buyer or any of its Subsidiaries is a party or by which any of them is bound, or (3) violate or conflict with any Law or Order applicable to Buyer or any of its Subsidiaries, except, in the case of clauses (2) and (3), for any such violations, defaults, rights or restrictions that would not, individually or in the aggregate, (A) have a material adverse effect on the Business Condition of Buyer and its Subsidiaries, taken as a whole, (B) an adverse effect on the value of the Buyer Shares or (C) on adverse effect on the ability of Buyer to consummate the Stock Exchange.

          (d) No consent, approval, order or authorization of, or registration, declaration or filing with (1) any Governmental Authority or (2) any individual, corporation or other entity (including any holder of Buyer's securities) is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (A) satisfaction of all information and waiting period requirements of the HSR Act and any regulations promulgated thereunder, (B) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under federal securities laws (including an order of effectiveness with respect to the Registration Statement), applicable state "blue sky" laws, and the securities laws of any foreign country, and (C) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have (i) a material adverse effect on the Business Condition of Buyer and its Subsidiaries, taken as a whole or (ii) an adverse effect on the value of the Buyer Shares.

          Section 3.2.  Capitalization; Structure; No Investments.  As of March
                        -----------------------------------------
17, 1998, Buyer's entire authorized capital stock consists of 50,000,000 shares, 40,000,000 of which are classified as Common Stock, $.01 par value ("Buyer
                                                                     -----
Common Stock"), and 10,000,000 of which are classified as Preferred Stock, par
------------
value $.01 per share, with 200,000 shares designated as Series A Junior Participating Preferred Stock. As of the date hereof, no shares of Preferred Stock are issued or outstanding, 29,670,910 shares of Buyer Common Stock are outstanding and 4,574,272 shares of Buyer Common Stock were reserved for issuance upon exercise of options outstanding under Buyer's stock option plans (the "Outstanding Buyer Options"), 38,601 shares of Buyer Common Stock were
      -------------------------
reserved for issuance upon exercise of outstanding warrants (the "Outstanding
                                                                  -----------
Buyer Warrants"), 2,153,327 shares of Buyer Common Stock were reserved for
--------------
issuance upon exercise of future option grants under Buyer's stock

                                      20.

option plans and 35,388 shares of Buyer Common Stock were reserved for issuance in connection with Buyer's employee stock purchase plan. Except as set forth above or in Schedule 3.2, there are outstanding (1) no shares of capital stock or other voting securities of Buyer, (2) no securities of Buyer or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Buyer, (3) no options, warrants or other rights to acquire from Buyer or any of its Subsidiaries (including any rights issued or issuable under a shareholder rights plan or similar arrangement), and no obligations of Buyer or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Buyer, (4) no equity equivalents, interests in the ownership or earnings of Buyer or any of its Subsidiaries or other similar rights (with the securities listed in clauses (1) through (4) referred to collectively as "Buyer
                                                                          -----
Securities"), and (5) no outstanding obligations of Buyer or any of its
----------
Subsidiaries to repurchase, redeem or otherwise acquire any Buyer Securities or to make any investment (by loan, capital contribution or otherwise) in any other entity.

          Section 3.3.  Title to Buyer Shares. Upon consummation of the Stock
                        ---------------------
Exchange, the Buyer Shares issued to the Stockholders will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Each of the Stockholders will acquire good and valid title to the Buyer Shares issued by Buyer in the Stock Exchange, free and clear of any Liens or restrictions on transfer (other than as set forth in the Securities Act or the rules and regulations thereunder and other than as specifically required so that the Stock Exchange qualifies for pooling of interests accounting treatment).

          Section 3.4.  Reports and Financial Statements.
                        --------------------------------

          (a) Buyer has filed all reports (including without limitation proxy statements) required to be filed with the SEC in the period from January 1, 1995 to the date hereof (collectively, the "Buyer SEC Reports"), and has furnished or
                                       -----------------
made available to the Stockholders true and complete copies of all the Buyer SEC Reports. None of the Buyer SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the Buyer SEC Reports, as of their respective dates (as amended through the date hereof), complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") and the
                                                 --------------
Securities Exchange Act of 1934 (the "Exchange Act") and the applicable rules
                                      ------------
and regulations thereunder.

          (b) Buyer previously has made available to the Stockholders correct and complete copies of its audited consolidated financial statements (including balance sheets, statements of operations and statements of cash flows, and, in each case, the related footnotes thereto) as of December 31, 1996 and December 31, 1997, and for each of the three years in the period ended December 31, 1997, accompanied by the report of Ernst & Young, LLP ("Ernst & Young") in the form
                                                  -------------
contained in Buyer's Annual Report to the SEC on Form 10-K

                                      21.

for the year ended December 31, 1997 (the "Audited Buyer Financial Statements").
                                           ----------------------------------
Each of the consolidated balance sheets included in the Audited Buyer Financial Statements presents fairly, in all material respects, the consolidated financial position of Buyer and its Subsidiaries as of the respective date thereof, and each of the other related consolidated statements included in such Audited Buyer Financial Statements presents fairly, in all material respects, the consolidated results of operations and cash flows of Buyer and its Subsidiaries for the respective periods thereof, all in conformity with U.S. GAAP consistently applied during the periods involved except as otherwise noted therein.

          Section 3.5.  Litigation; Orders. There is no Action by or before any
                        ------------------
Governmental Authority pending nor, to the knowledge of Buyer after reasonable inquiry, is any Action threatened against or involving Buyer or any of Buyer's Subsidiaries, or affecting any properties or assets of any of Buyer, or any of Buyer's Subsidiaries which, in any such case, could reasonably be expected to
(a) materially prevent or delay the ability of Buyer to consummate the transactions contemplated hereby, or (b) individually or in the aggregate, have a material adverse effect on the Business Condition of Buyer and its Subsidiaries, taken as a whole. Buyer is not subject to any Order which could reasonably be expected to materially prevent or delay the ability of Buyer to consummate the transactions contemplated hereby or, individually or in the aggregate, have a material adverse effect on the Business Condition of Buyer and its Subsidiaries, taken as a whole.

          Section 3.6.  Compliance with Laws. To Buyer's knowledge, the conduct
                        --------------------
of the business of each of Buyer and its Subsidiaries substantially complies with all applicable Laws and all Orders applicable thereto, except for violations or failures so to comply, if any, that would not reasonably be expected to have a material adverse effect on the Business Condition of Buyer and its Subsidiaries, taken as a whole.

          Section 3.7.  No Undisclosed Liabilities. Except as reflected,
                        --------------------------
reserved against or otherwise disclosed in the Audited Buyer Financial Statements (including the notes thereto), neither Buyer nor any of its Subsidiaries has any liabilities or obligations of a character that would be required to be reflected in a balance sheet prepared in accordance with U.S. GAAP except liabilities and obligations which (a) were incurred after December 31, 1997 in the ordinary course of business consistent with past practice, (b) would not have a material adverse effect on the Business Condition of Buyer and its Subsidiaries, taken as a whole, or (c) are specifically contemplated by this Agreement.

          Section 3.8.  No Material Adverse Change. Since the date of the last
                        --------------------------
Buyer SEC Report, there has not been any event, occurrence or circumstance that has had a material adverse effect on the Business Condition of Buyer and its Subsidiaries, taken as a whole, or any event, occurrence or circumstance that would, or would reasonably be expected to, have a material adverse effect on the Business Condition of Buyer and its Subsidiaries, taken as a whole, or a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

                                      22.

          Section 3.9.   Brokers, Finders, Etc. Except as set forth on Schedule
                         ----------------------
3.9, neither Buyer nor any of its Subsidiaries has employed, or is subject to any claim of, any broker, finder, or similar consultant or intermediary in connection with the transactions contemplated by this Agreement which might be entitled to a fee or commission from Buyer upon the consummation of the transactions contemplated hereby. All of the fees, commissions and expenses of the persons set forth on Schedule 3.9 shall be solely for the account of, and borne by, Buyer.

          Section 3.10.  Schedules. Disclosure of any fact or item in any
                         ---------
Schedule hereto referenced by a particular paragraph or Section in this Agreement shall, should the existence of the fact or item or its contents be clearly relevant to any other paragraph or Section, be deemed to be disclosed with respect to that other paragraph or Section whether or not an explicit cross-reference appears unless the context indicates otherwise.

          Section 3.11.  Investment Intent. It is understood that the Shares are
                         -----------------
not being registered, for purposes of the transactions hereunder, under the Securities Act or any state securities laws, and the Shares will be delivered without registration in reliance upon an exemption from the registration requirements of the Securities Act and applicable state securities laws. Buyer represents that it is acquiring the Shares hereunder only for its own account for investment and not with any intention of making, or with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act unless such shares first are registered under the Securities Act.

          In connection with the foregoing, Buyer hereby represents and warrants that:

          (a) it has reviewed, discussed and evaluated the information made available by the Company and has had the opportunity to ask questions of, and receive answers from, executive officers of the Company concerning the terms and conditions of this Agreement and to obtain any additional information which he considered necessary to verify the accuracy of the information delivered by the Company in connection with this Agreement;

          (b) it understands that it must bear the economic risks of the investment in the Shares to be made hereunder for an indefinite period of time because such stock has not been registered under the Securities Act and, therefore, may not be sold until such stock subsequently is registered under the Securities Act or an exemption from registration is available; and

          (c) it has sufficient knowledge and experience in financial and business matters to enable it to be capable of evaluating the merits and the risks of the Stock Exchange.

                                      23.

          Section 3.12. Accounting Matters. Neither Buyer nor any of its
                        ------------------
affiliates, has taken or agreed to take any action that would prevent the Stock Exchange from qualifying for pooling of interests accounting treatment under U.S. GAAP and applicable SEC rules and regulations. Buyer is not aware of any agreement, plan or other circumstance relating to Buyer or its affiliates, that would prevent the Stock Exchange from so qualifying and Buyer has no reason to believe that the Stock Exchange will not qualify as a pooling of interests for accounting purposes. Without limiting the generality of the foregoing sentence, since December 31, 1997 (i) Buyer has not had any treasury stock transactions and none are planned during the period between the date hereof and the Closing Date, (ii) Buyer has not adopted any new or amended any existing stock option or stock purchase plans, (iii) Buyer has not disposed of any assets other than in the ordinary course of business, and (iv) Buyer has not entered into any agreement that would restrict voting rights with respect to the Buyer Shares to be issued pursuant to this Agreement.

          Section 3.13. Reorganization. Buyer has not and, as of the Closing
                        --------------
Date will not have, taken any action or failed to take any action which action or failure would result in the failure of the Stock Exchange to qualify as a reorganization within the meaning of Section 368(a) of the Code. Buyer has no knowledge of any fact or circumstance that is reasonably likely to prevent the Stock Exchange from qualifying as a reorganization with the meaning of Section 368(a) of the Code.


                                  ARTICLE IV

             COVENANTS OF THE COMPANY, THE STOCKHOLDERS AND BUYER
             ----------------------------------------------------

          Section 4.1.  Investigation of Business; Access to Properties and
                        ---------------------------------------------------
Records; Records Retention.
--------------------------

          (a) Between the date hereof and the Closing Date, each of the Company and Buyer shall (and shall cause each of its Subsidiaries to) afford to representatives of the other party ("Respective Representatives") reasonable
                                     --------------------------
access to their respective offices, properties, books and records during normal business hours in order that such party may have full opportunity to make such investigations as it desires of the affairs of the other party and the Company and Buyer shall, and shall cause their employees and officers to furnish such data as is reasonably requested by the other party's representatives; provided,
                                                                      --------
however, that such investigation shall be upon reasonable prior written notice
-------
and shall not unreasonably disrupt the personnel and operations of the other party. All requests for access shall be made to such representatives of the other party as such party shall designate in writing, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. It is further understood and agreed that neither party nor its representatives shall contact any of the employees, customers, suppliers, joint venture partners, or other associates or affiliates of the other party, or any of its Subsidiaries, in connection with the transactions contemplated by this

                                      24.

Agreement, whether in person or by telephone, mail or other means of communication, without the specific prior authorization of the other party. No information or knowledge obtained in any investigation pursuant to this Section 4.1(a) shall affect or be deemed to modify any representation or warranty contained in this Agreement or any disclosure schedule or the conditions to the obligations of the parties to consummate the Stock Exchange.

          (b) Each of the Stockholders and the Company and Buyer will hold and will cause their respective employees, agents and representatives to hold in confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its legal counsel, by other requirements of law, all documents and information concerning the other party and its Subsidiaries furnished to it in connection with the transactions contemplated by this Agreement, and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors and other consultants and advisors in connection with this Agreement who need to know such information. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained and, if requested by or on behalf of the furnishing party, the other party will, and will use all reasonable efforts to cause its auditors, attorneys, financial advisors and other consultants, agents and representatives to, return to the furnishing party or destroy all copies of written information so furnished to it or its agents and representatives.

          (c) Buyer agrees (1) to hold all of the books and records of the Company and its Subsidiaries existing on the Closing Date and not to destroy or dispose of any thereof for a period of six years from the Closing Date or such longer time as may be required by law, and thereafter, if it proposes to destroy or dispose of any of such books and records, to offer first in writing at least sixty days prior to such proposed destruction or disposition to surrender them to the Company and (2) at any time and from time to time following the Closing Date to afford the Stockholders, their accountants and counsel, during normal business hours, upon reasonable request, full access to such books, records and other data and to the employees of the Company and its Subsidiaries to the extent that such access may be requested for any legitimate purpose (including, without limitation, for the purposes of determining the Tax treatment to the Stockholders of the Stock Exchange) at no cost to the Stockholders (other than for reasonable out-of-pocket expenses); provided, however, that nothing herein
                                        --------  -------
shall limit any of the Stockholders' rights of discovery.

          Section 4.2.  Registration Rights.
                        -------------------

          (a) None of the information supplied by Buyer or the Stockholders, respectively, for inclusion or incorporation by reference in the registration statements relating to the issuance of Buyer Shares in the Stock Exchange (each a "Registration Statement") will, at the time the Registration Statements become
   ----------------------
effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If (i) Buyer becomes aware of the occurrence of any event with respect to Buyer or its officers and directors or any of its

                                      25.

Subsidiaries or any other information not supplied by the Stockholders or (ii) the Stockholders become aware of any facts with respect to the information supplied by them, which is required to be described in the Registration Statements (or in any amendment of, or supplement to, the Registration Statements), Buyer shall notify the Stockholders or the Stockholders shall notify the Buyer, as the case may be, and Buyer shall promptly prepare an appropriate amendment or supplement in which such event shall be so described and such amendment or supplement will comply with all provisions of applicable law. The Buyer will take such actions as are necessary to ensure that the Registration Statements will comply in all material respects with the requirements of the Securities Act (other than with respect to information supplied by the Stockholders for inclusion therein). Buyer is not aware of any facts or circumstances which would prevent or delay the filing or the effectiveness of the Registration Statements as required by Section 4.2(b) of this Agreement.

          (b) As soon as practicable after the date of this Agreement (but not prior to the Closing), Buyer shall file a Registration Statement with respect to the Buyer Shares on Form S-3 with the SEC pursuant to Rule 415 registering the Buyer Shares under the Securities Act. Such filing shall occur not more than 5 days after all requisite financial statements of the Company for 1995, 1996 and 1997, prepared in accordance with U.S. GAAP, are available and all necessary consents to the use of audit reports relating thereto have been received, which Buyer shall use its best efforts to obtain as promptly as possible. This Registration Statement will cover 50% of the Buyer Shares issuable at the Closing. Not later than 150 days following the Closing, Buyer shall file another Registration Statement with respect to the remaining 50% of the Buyer Shares issuable at Closing. Buyer shall use its best efforts to prepare any financial statements, and other information, required for such filings as promptly as practicable after the date hereof. If Form S-3 or Rule 415 is unavailable, then Buyer shall register the Buyer Shares with a different form or arrangement that will provide the same benefits to the Stockholders. Buyer shall use its best efforts to cause the first Registration Statement to become effective as promptly as practicable and the second Registration Statement to become effective as promptly as practicable after the 180th day following Closing, and also will take any other action reasonably required to be taken under federal or state securities laws to maintain the effectiveness of the Registration Statements until all of the Buyer Shares are sold. Buyer shall take all other actions reasonably requested by the Stockholders to facilitate sales of the Buyer Shares. If some or all of the Buyer Shares are to be sold in an underwritten public offering, Buyer will take such actions as are reasonably requested in connection therewith, including entering into a customary underwriting agreement and making reasonably requested management presentations. Buyer shall be responsible for the payment of all fees and expenses relating to the Buyer Shares to be registered, and the Registration Statement in accordance with this Section, other than underwriting spreads relating to the Buyer Shares, if applicable.

          The Stockholders, in the aggregate, shall not sell more than an aggregate of 1% of the Buyer Shares issued at the Closing prior to the publication in the ordinary course of 30 days of combined operations of Parent and the Company.

                                      26.

          (c) The parties hereto agree that Buyer shall have no obligation to
(1) conduct, arrange or coordinate any distribution or sales activities on behalf of the Stockholders with respect to the Buyer Shares other than as set forth in (a) above or (2) retain any underwriter(s) in connection with the registration and/or distribution of the Buyer Shares pursuant to this
Section 4.2.

          (d) The Stockholders, the Company and Buyer will cooperate and promptly make all registrations, filings and applications, to give all notices and to obtain all governmental and other consents, transfers, approvals, orders, qualifications and waivers, including any notification required by the HSR Act, necessary or desirable for the consummation of the Stock Exchange and the other transactions contemplated by this Agreement as promptly as practicable, or that may thereafter be reasonably necessary or desirable to effect the transfer or renewal of any accreditations, licenses, approvals and authorizations of the Company and its Subsidiaries.

          (e) Buyer acknowledges that the registration of the Buyer Shares pursuant to the registration rights provided for herein serves to promote the orderly marketing of the Buyer Common Stock by enabling the Stockholders to deal with such stock in the same manner as other shareholders of Buyer.

          Section 4.3. Further Assurances. The Stockholders, the Company and
                       ------------------
Buyer agree that, from time to time, whether at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the terms of this Agreement. The parties will take all reasonable actions including, without limitation, taking of all action reasonably necessary to obtain material Governmental Entity approvals of, material third party consents to, contesting any legal proceedings filed to prevent or delay, and executing additional documents reasonably necessary to consummate the transactions contemplated hereby as promptly as practicable. The Stockholders, the Company and Buyer further agree that they will not take any action that will prevent their performance of this Agreement in accordance with its terms.

          Section 4.4. Conduct of Business of the Company. Except as
                       ----------------------------------
contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Stockholders shall cause the Company and its Subsidiaries to conduct their operations in the ordinary course of business consistent with past practice, and to use their commercially reasonable efforts to maintain and preserve their business organization and their material rights and franchises and to retain the services of their officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect at or prior to the Closing Date. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing Date, the Stockholders covenant that, except as otherwise contemplated by this Agreement and the transactions contemplated hereby, without the prior

                                      27.

written consent of Buyer neither the Company nor any of its Subsidiaries will, and the Stockholders agree not to, and to cause the Company and its Subsidiaries not to:

          (a) amend or propose to amend its certificate of incorporation or by-laws or similar organization instruments;

          (b) authorize for issuance, issue, sell, agree to issue or sell or redeem or otherwise acquire (1) any shares of its capital stock or other equity interests, or (2) any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its capital stock or evidences of indebtedness or other debt or equity securities including, without limitation, any stock appreciation rights;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of its Subsidiaries;

          (d) except as set forth in Schedule 4.4(d), (1) create, incur or assume any indebtedness for money borrowed (including obligations in respect of capital leases) or issue any debt securities; (2) except in the ordinary course of business, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person other than the Company or any of its Subsidiaries, if such assumption, guarantee, endorsement or other liability is in any such case material to the Company and its Subsidiaries taken as a whole; (3) make any material loans, advances or capital contributions to or investments in, any person other than the Company or any of its Subsidiaries (except for customary loans or advances to employees); or (4) pledge or otherwise encumber its equity interests or the equity of any of its Subsidiaries;

          (e) except as set forth in Schedule 4.4(e) or in the ordinary course of business or as required by any Law, (1) increase in any manner the base compensation of, or enter into or amend any employment, bonus, incentive, severance, consulting, or other compensation agreement with, any existing director, officer or key employee; or (2) commit itself to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement or amend or commit itself to amend any of such plans, funds or similar arrangements in existence on the date hereof so as to increase benefits thereunder;

          (f) except in the ordinary course of business or as required by any Law or contractual obligations existing on the date hereof or as provided for in or contemplated by this Agreement none of the Company or any of its Subsidiaries shall (1) sell, transfer or otherwise dispose of any assets outside of the ordinary course of business,

                                      28.

     (2) create any new Lien, other than a Company Permitted Lien, on its properties or assets, (3) enter into any joint venture or partnership, or
     (4) purchase any assets or securities of any person;

          (g) except as contemplated by this Agreement or as may be required as a result of a change in Law or in Netherlands GAAP or U.S. GAAP, change any of the material accounting principles or practices used by it;

          (h) revalue in any material respect any of its material assets, including, without limitation, materially writing down the value of inventory or writing-off material notes or material accounts receivable balances other than in the ordinary course of business;

          (i) (1) acquire or agree to acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein; (2) enter into any contract or agreement other than in the ordinary course of business consistent with past practice; (3) authorize any new capital expenditure or expenditures which, individually, is in excess of $100,000; or (4) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

          (j) make any tax election or settle or compromise any income tax liability (although Buyer's consent shall not be unreasonably withheld);

          (k) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Audited Financial Statements (or the notes thereto) or in the ordinary course of business consistent with past practice;

          (l) settle or compromise any pending or threatened Action relating to the transactions contemplated hereby;

          (m) pledge or otherwise encumber shares of its equity interests or the equity of any of the Subsidiaries;

          (n) except as set forth in Schedule 4.4(n), mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon;

          (o) enter into any commitment or transaction outside the ordinary course of business consistent with past practice which would be material to the Company; or

          (p) take or agree to take any action prohibited by this Section 4.4.

                                      29.

          Section 4.5.  Conduct of Business of Buyer. Except as contemplated by
                        ----------------------------
this Agreement, during the period from the date of this Agreement to the Closing Date, Buyer shall, and shall cause its Subsidiaries to, conduct their operations in the ordinary course of business consistent with past practice, and to use their commercially reasonable efforts to maintain and preserve their business organization and their material rights and franchises and to retain the services of their officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect at the Closing Date.

          Section 4.6.  Pooling. Except as set forth in Schedule 4.6, from and
                        -------
after the date hereof and until the Closing Date, none of Buyer, the Company, or any of their respective Subsidiaries or other affiliates over which they exercise control, or the Stockholders shall take any action, or fail to take any action, that is reasonably likely to jeopardize the treatment of the Stock Exchange as a pooling of interests for accounting purposes. From the date of this Agreement until Buyer has caused to be published financial results covering at least 30 days of combined operations of the Company and Buyer, each of Buyer, the Company and the Stockholders shall take all reasonable actions necessary to cause the Stock Exchange to be characterized as a pooling of interests for accounting purposes if such a characterization shall have been jeopardized by action taken by Buyer, the Company or the Stockholders prior to the Closing Date.

          Section 4.7.  Allocation of Buyer Shares. Buyer and the Stockholders
                        --------------------------
acknowledge that all of the Buyer Shares shall be allocated to the Shares, and that none of such Buyer Shares are allocable to the agreements described in
Section 5.3(d). Buyer covenants that no position inconsistent with such allocation shall be taken for any purpose (including, without limitation, on any Return or in any proceeding).

          Section 4.8.  Post-Signing Information. The Company shall (and the
                        ------------------------
Stockholders shall cooperate with the Company), on the earliest date practicable following the date hereof (which in certain circumstances, may be after the Closing Date), deliver to Buyer a Schedule 4.8 listing (i) the Company's net operating losses, (ii) the Stockholders' adjusted Tax basis in the Shares, (iii) the amount of earnings and profits of the Company described in Section 959(a) of the Code, determined as of the Closing Date, and (iv) the information described in Treasury Regulation Section 1.1248-7(b), (c) and (d) (or in the alternative with respect to (d) sufficient detail to support the information provided pursuant to Treasury Regulation Section 1.1248-7(b) and (c)), each of which shall be calculated in all material respects in accordance with applicable Tax rules and where appropriate based on estimates provided by the Company and/or the Stockholders; and with respect to the items described in (iii) and (iv), shall be designated by Code Section 904(d) "basket" where appropriate; provided,
                                                                       --------
however, that (i) the Stockholders and the Company agree to prepare and file
-------
their respective Tax Returns in a manner consistent with the information set forth in Section 4.8(iv), and (ii) should the Stock Exchange contemplated by this Stock Exchange Agreement not be

                                      30.

consummated due to the occurrence or non-occurrence, as the case may be, of events described in Sections 5.1, 5.2(a), 5.2(b) or 5.2(c), all administrative, accounting, legal and other costs incurred by the Company in respect of compiling the information for, and the preparation of, Schedule 4.8 shall be borne by Buyer.

          Section 4.9.   Preparation and Filing of Returns.  The Company shall
                         ---------------------------------
prepare and file, or cause to be prepared and filed, all Returns required to be filed after the Closing Date; provided, however, that the Stockholders shall
                              --------  -------
have the right to review at least three weeks prior to filing and approve prior to filing, (which approval must not be unreasonably withheld), all Returns with respect to any taxable period (or portion thereof) that includes or predates the Closing Date. In connection therewith, the Stockholders shall assist Buyer in obtaining such information that Buyer reasonably requests of the Stockholders and that is not otherwise required to be provided hereunder with respect to the operations, ownership, assets or activities of the Company and/or its subsidiaries to the extent such information is relevant to any Tax Return which Buyer has the right and obligation hereunder to file; provided, however, that
                                                      --------  -------
such information shall not include the delivery of the Stockholders' personal Tax Returns.

          Section 4.10.  Amended Returns.  Neither Buyer, the Company nor any
                         ---------------
Subsidiary or affiliate thereof shall file or permit to be filed any amended Return with respect to any taxable period (or portion thereof) that ends before or includes the Closing Date without first obtaining the written permission of the Stockholders, such permission must not be unreasonably withheld. The Company and/or any Subsidiary will file such an amended Return and Buyer shall permit the filing thereof if reasonably requested by all of the Stockholders and agreed to by a mutually-selected and jointly engaged Tax advisor of the Company and the Stockholders. Neither the Stockholders, the Company or any Subsidiary is aware of any facts as of the date hereof that would necessitate the filing of an amended Return.

          Section 4.11.  Reorganization.  Buyer shall furnish the Company's
                         --------------
counsel with one or more certificates dated as of the Closing Date signed on behalf of it by one of its officers having authority to sign such certificates and containing such true and correct statements as may reasonably be requested to enable counsel for the Company to render the opinion described in Section 5.2(d).

          Section 4.12.  Public Announcements.  From the date hereof until the
                         --------------------
Closing Date, the Stockholders and Buyer will, before issuing, or permitting any agent or affiliate to issue, any press releases or otherwise making or permitting any agent or affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby, obtain the consent of the other party, except in the event, and only to the extent, that disclosure is required by law; provided, that in such instances the disclosing party will
                 --------
consult with the other party prior to making such disclosure.

          Section 4.13.  Insurance.  Through the close of business on the
                         ---------
Closing Date, the Stockholders will cause the Company and its Subsidiaries to keep, or cause to be kept, in

                                      31.

effect all material insurance policies presently maintained or suitable replacements therefor. Buyer shall be responsible for causing the Company to maintain and obtain insurance from and after the Closing Date.

          Section 4.14.  No Solicitation.  The Company and its Subsidiaries, and
                         ---------------
their respective affiliates, officers, directors, employees, representatives and agents (a) shall immediately cease any existing discussions or negotiations, if any, with any parties other than the parties to this Agreement ("Other Parties")
                                                                 -------------
with respect to any acquisition of all or any portion of the assets of, or any equity interest in, the Company or any of its Subsidiaries or any business combination with the Company or any of its Subsidiaries; (b) shall not solicit, initiate, encourage, or furnish information in response to any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer by any Other Parties for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or other equity interests involving the Company (including without limitation by way of a tender offer or similar transactions involving the Company), (any of the foregoing transactions with any other parties being referred to in this Agreement as an "Acquisition Transaction"); and (c) shall not engage in
                 -----------------------
negotiations or discussions concerning, or provide any non-public information to any Other Parties relating to, any Acquisition Transaction. If the Company or any of its Subsidiaries or any of their respective representatives or agents shall nevertheless receive any indications of interests or proposals with respect to any Acquisition Transactions, it shall provide a copy of any such written proposal to Buyer immediately after receipt thereof by the Company, its Subsidiaries or any of their respective representatives or agents.

          Section 4.15.  Taxes.  Buyer acknowledges that the exchanges
                         -----
contemplated by this Agreement are intended to qualify as a reorganization under
Section 368(a) of the Code. Buyer covenants to, and cause each of its affiliates (including, without limitation after the Closing, the Company) and its Subsidiaries to (a) report the exchanges as part of a reorganization; (b) take such steps, including without limitation, making Tax filings, as are required by it to so qualify such exchanges; (c) refrain from taking such steps, including without limitation, transferring the assets or stock of the Company, as would jeopardize such qualification; and (d) refrain from taking any action after the Closing, which could materially increase the Tax liabilities of Stockholders with respect to the Stock Exchange.

          Section 4.16.  Notification of Certain Matters.  The Company or the
                         -------------------------------
Stockholders shall give prompt written notice to Buyer, and Buyer shall give prompt written notice to the Company, of (a) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue in any material respect at or prior to the Closing Date, and (b) any material failure of the Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 4.16 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                      32.

          Section 4.17.  Closing Balance Sheet.  No later than five (5) days
                         ---------------------
prior to the Closing, the Company shall have provided to the Buyer a consolidated balance sheet of the Company and its Subsidiaries as of February 28, 1998, prepared on a basis consistent with past practices (the "Closing
                                                                   -------
Balance Sheet"); provided that if the Closing does not take place prior to May
-------------
15, 1998, the Closing Balance Sheet required hereunder shall be dated as of March 31, 1998.


                                   ARTICLE V

                                   CONDITIONS
                                   ----------

          Section 5.1.  Mutual Conditions.  The obligations of the parties
                        -----------------
hereto to consummate the Stock Exchange shall be subject to fulfillment of the following conditions:

          (a) No Order or attachment which prevents the consummation of the Stock Exchange shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority which prohibits, restrains, enjoins or restricts the consummation of the Stock Exchange.

          (b) All authorizations, approvals, consents and waivers of, or declarations or filings with, any Governmental Authorities or third parties, required to permit consummation of the transactions contemplated by this Agreement and listed in Schedules 2.1(f) or 3.1(e), shall have been filed or obtained and shall not have been terminated, suspended or withdrawn as of the Closing Date. All applicable waiting periods under the HSR Act or applicable antitrust acts in other jurisdictions with respect to the transactions contemplated hereby shall have expired or been terminated.

          (c) The Buyer Shares issued hereunder shall have been approved for listing on the Nasdaq Stock Market, subject only to official notice of issuance.

          (d) The average of the closing prices of the Buyer Shares on the five trading days preceding the Closing Date shall not be less than $15.00 per share (subject to appropriate adjustment in the event of a recapitalization, spin-off, stock dividend, stock split, or other similar transaction, including the previously announced stock split).

          Section 5.2.  Conditions to Obligations of the Stockholders and the
                        -----------------------------------------------------
Company.  The obligations of the Stockholders and the Company to consummate the
-------
Stock Exchange and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by all of the
Stockholders:

                                      33.

          (a) The representations and warranties of Buyer set forth in Article III of this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (1) to the extent such representations and warranties are by their express provisions made as of a specified date (which shall be true and correct in all respects as of such date) and (2) for the effect of transactions contemplated by this Agreement, except, in each case, where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to interfere with the Stockholders obtaining the benefit of their bargain hereunder, without regard to materiality qualifications in individual representations and warranties.

          (b) Buyer shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

          (c) Buyer shall have furnished the Stockholders with a certificate dated the Closing Date signed on behalf of it by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 5.2(a) and (b) have been satisfied.

          (d) The Company shall have received an opinion of the Company's counsel, in form and substance reasonably satisfactory to the Company (as determined by the Stockholders) on which the U.S. Stockholders shall be permitted to rely (subject to terms and conditions thereof) dated as of the Closing Date, to the effect that the Stock Exchange will constitute a reorganization within the meaning of Section 368(a) of the Code and that Buyer (and any subsidiary of Buyer to which this Agreement is assigned pursuant to Section 7.10) and the Company shall each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such tax opinion, such counsel may require and rely upon reasonably requested representations contained in certificates of Buyer, the Company and the Stockholders.

          Section 5.3.  Conditions to Obligations of Buyer.  The obligations of
                        ----------------------------------
Buyer to consummate the Stock Exchange and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Buyer:

          (a) The representations and warranties of the Stockholders set forth in Article II of this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date except (1) to the extent such representations and warranties are by their express provisions made as of a specified date (which shall be true and correct in all respects as of such date) and (2) for the effect of transactions contemplated by this Agreement except, in each case, where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Business

                                      34.

     Condition of the Company and its Subsidiaries taken as a whole, without regard to materiality qualifications in individual representations and warranties.

          (b) Each of the Stockholders shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by them hereunder at or prior to the Closing Date.

          (c) The Company shall have furnished Buyer with a certificate signed on its behalf by its Directors dated the Closing Date to the effect that the conditions set forth in Sections 5.3(a) and (b) have been satisfied.

          (d) Each of the Stockholders shall have entered into a non-compete agreement with Buyer substantially in the form attached hereto as Exhibit A.

          (e) Each of the Stockholders shall have delivered a duly executed resignation letter to the Company with respect to his position(s) as a member of, the Boards of Company and its Subsidiaries. Buyer shall have also received resignations from the directors of Aspect Foundation and IEF. Any persons designated by Buyer prior to Closing, if any, shall have been appointed to the above-referenced positions.

          (f) The Company shall have furnished Buyer a schedule setting forth:
     (i) the taxable years of the Company or any of its Subsidiaries for which the statutes of limitation with respect to income and value added Taxes have not expired, and (ii) with respect to such taxable years, those years for which examinations have been completed with respect to those taxes, those years for which examinations are presently being conducted with respect to those taxes, those years for which examinations have not been initiated with respect to those taxes, and those years for which required Returns have not yet been filed with respect to those taxes; provided,
                                                                  --------
     however, that should the Stock Exchange contemplated by this Stock Exchange
     -------
     Agreement not be consummated due to the occurrence or non-occurrence, as the case may be, of the events described in Sections 5.1, 5.2(a), 5.2(b) or 5.2(c), all administrative, accounting, legal and other costs incurred by the Company in respect of compiling the information for, and the preparation of, this schedule shall be borne by Buyer.

          (g) No Material Adverse Change.  Since the date of the Agreement,
              --------------------------
     there shall not have been any event, occurrence, development or circumstances that individually or in the aggregate had, or reasonably would be expected to have, a material adverse effect on the (i) Business Condition, financial or otherwise, or the earnings, business affairs or management of the Company and its Subsidiaries, taken as a whole, whether or not in the ordinary course of business or (ii) ability of the Company and its Subsidiaries, taken as a whole, or the Stockholders to consummate the transactions contemplated hereby.

                                      35.

          (h) Opinion of the Company's Counsel.  Buyer shall have received the
              --------------------------------
     opinion of U.S. and Netherlands and other appropriate foreign counsel to the Company as reasonably requested by Buyer, in form and substance reasonably satisfactory to the Buyer and its counsel, to the effect that:
     (i) the Company and each of its Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, and each has full power to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease; (ii) the Company and each of its Subsidiaries are duly qualified to do business in all jurisdictions where the character of their respective properties or the nature of their respective activities makes such qualification necessary and where the failure to qualify would be materially adverse to the Company or its Subsidiaries, individually; (iii) to the best knowledge of such counsel, the authorized, issued and outstanding capital stock or equity interests of the Company and its Subsidiaries are as set forth in Section
     2.2 of this Agreement and the Company Disclosure Schedule or in such opinion, and to the actual best knowledge of such counsel, each of the issued and outstanding shares of such stock has been duly authorized and issued and is fully paid and non-assessable; (iv) the execution, delivery and performance of this Agreement and all other documents to be executed by the Company in connection with this Agreement and all other Company Documents in the case of the Company, and other documents to be executed by the Stockholders in connection with this Agreement (the "Stockholder Documents") and, together with the Company Documents (the "Seller Documents") have been duly executed and delivered by the Company and the Stockholders, as the case may be and constitute valid and legally binding obligations of the Company and the Stockholders, as the case may be; (v) the execution and delivery of this Agreement and the other Seller Documents did not, and the consummation of the transactions contemplated hereby or thereby will not, violate any provision of any agreement, instrument, order, judgment or decree, of which such counsel has actual knowledge, to which the Company or any of its Subsidiaries and the Stockholders, as the case may be is a party or by which it or any of them is bound; (vi) except as may be specified by such counsel, such counsel does not know of any material suit or proceeding pending or threatened against or affecting any of the Stockholders, or Subsidiaries, their or its business or properties or the consummation of the transactions contemplated hereunder; (vii) all regulatory and governmental approvals, consents and filings required of any of the Stockholders, Company and its Subsidiaries for the consummation of the transactions contemplated by this Agreement or any of the other Seller Documents have been obtained or made, and, to the best knowledge of such counsel, all such approvals, consents or filings remain in full effect as of the date of such opinion; and (viii) to such other opinions regarding the validity and sufficiency of legal proceedings and matters relative to the transactions contemplated by this Agreement as the Buyer may reasonably request. Buyer shall also have received the opinion of Special U.S. counsel to the Company, in form and substance reasonably satisfactory to Buyer and its counsel, to the effect that Aspect

                                      36.

     Foundation and IEF: (a) are duly qualified as tax-exempt organizations under Section 501(c)(3) of the Code, (b) in compliance in all material respects with applicable rules of the Internal Revenue Service related to such tax-exempt organizations, (c) except as otherwise disclosed, in compliance with USIA rules governing foreign exchange programs and are legally capable to issue J-1 visas to prospective exchange students and (d) are approved by the CSIET.

          (i) Closing Balance Sheet.  The Company shall have provided to Buyer
              ---------------------
     the Closing Balance Sheet.

          (j) Report of Deloitte & Touche.  Buyer shall have received from
              ---------------------------
     Deloitte & Touche, independent accountants, a report dated as of the Closing Date to the effect that no conditions exist with respect to the Company that would preclude the Company's ability to be a party in a business combination to be accounted for as a pooling of interests under U.S. GAAP and the applicable rules and regulations of the SEC. At the instructions of the Buyer, Deloitte & Touche shall not read or analyze any documentation supporting the specific federal, state or local Tax matters described in Section 7.6 for which the Special Escrow described in Section
     8.6 has been established and their report, referred to above, will specifically indicate such documentation has not been read or analyzed.

          (k) Affiliate Agreements.  Buyer shall have received from each
              --------------------
     Stockholder an affiliate agreement in reasonable and customary form and such affiliate agreement shall be in full force and effect.


                                   ARTICLE VI

                    TERMINATION, AMENDMENT AND MODIFICATION
                    ---------------------------------------

          Section 6.1.  Termination.  This Agreement may be terminated at any
                        -----------
time prior to the Closing:

          (a) by mutual written consent of each of the parties hereto;

          (b) by Buyer on the one hand, or by the Stockholders on the other hand (provided that the party seeking termination has diligently and in good
      --------
     faith performed or complied in all material respects with the agreements and covenants required to be performed by it hereunder) in the event that the transactions contemplated hereby are not consummated pursuant to this Agreement on or before May 31, 1998;

          (c) by either Buyer, or the Stockholders and the Company, as the case may be, if a court of competent jurisdiction or other Governmental Authority shall have

                                      37.

     issued a nonappealable final Order or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Stock Exchange, except, if the party relying on such Order or other action has not complied with its obligations under this Agreement; or

          (d) by Buyer, or the Stockholders and the Company, as the case may be, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach shall not have been cured in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within 45 business days following receipt by the breaching party of written notice of such breach from the other party.

          Section 6.2.  Procedure and Effect of Termination.  In the event of
                        -----------------------------------
termination of this Agreement pursuant to Section 6.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 4.1(b) and 7.7 shall survive the termination of this Agreement; provided however, that such
                                                 -------- -------
termination shall not relieve any party hereto of any liability for any willful breach of this Agreement. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant hereto shall, to the extent practicable, be withdrawn from the agency or other persons to which they were made.


                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

          Section 7.1.  Counterparts.  This Agreement may be executed in one or
                        ------------
more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 7.2.  Amendment and Modification.  This Agreement may be
                        --------------------------
amended, modified or supplemented only by written agreement of all the parties hereto.

          Section 7.3.  Governing Law and Jurisdiction.  This Agreement shall be
                        ------------------------------
governed by and construed in accordance with the laws of Maryland without reference to the choice of law principles thereof. The parties hereto agree that the appropriate and exclusive forum for any disputes between any of the parties hereto arising out of this Agreement or the transactions contemplated hereby shall be federal district court in Baltimore, Maryland. The parties hereto further agree that the parties will not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby, except as expressly set

                                      38.

forth below for the execution or enforcement of judgment, in any court or jurisdiction other than the above specified court. The foregoing shall not limit the rights of any party to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

          Section 7.4.  Entire Agreement.  This Agreement and the Schedules
                        ----------------
hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties with respect to the subject matter hereof other than those set forth or referred to herein or therein, except for that certain Confidentiality Agreement between Buyer and the Company, as modified in writing from time to time, shall remain in full force and effect.

          Section 7.5.  Agreement for the Parties' Benefit Only.  This Agreement
                        ---------------------------------------
is not intended to confer upon any person not a party hereto any rights or remedies hereunder, and no person other than the parties hereto is entitled to rely on any representation, warranty or covenant contained herein.

          Section 7.6.  Survival of Representations and Warranties.  Solely for
                        ------------------------------------------
purposes of the indemnification provisions set forth in Article VIII, and subject to the limitations set forth therein, the representations and warranties set forth in this Agreement, shall survive the Closing under this Agreement for a period of the lesser of (i) twelve (12) months from the Closing Date, or (ii) until the date of completion of the first post-Closing audit of Buyer's consolidated financial statements; provided that the representations and
                                   --------
warranties in Section 2.13 shall survive the Closing until the fifth anniversary of the Closing Date. If prior to the close of business on the scheduled date for expiration of a particular representation, warranty or covenant that is the basis for a claim for indemnity under Article VIII, the Stockholders or Buyer shall have been notified of such claim, then the representation, warranty or covenant that is the basis for such claim shall continue to survive and shall remain a basis for indemnity, to the extent of such specific claim only, until such claim is finally resolved or disposed of. Except as described above, to the extent that the covenants of the parties contained in this Agreement that contemplate or may involve actions to be taken (a) solely prior to the Closing shall not survive the Closing, and (b) after the Closing, they shall survive until such actions shall have been performed in accordance with their terms. Notwithstanding anything herein to the contrary and without limiting the survival of any other covenants that may survive the Closing, all covenants regarding Taxes, Sections 4.2 and 4.7 shall survive indefinitely.

          Section 7.7.  Expenses.  Except as set forth in Sections 4.8 and
                        --------
5.3(f) of this Agreement, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and

                                      39.

expenses. Without limiting the generality of the foregoing, consistent with the notion that each party shall bear its expenses, and subject at all times to the representations and agreements set forth herein, the Company, as opposed to the Stockholders, shall pay the investment banking, accounting and legal fees incurred in connection with this Agreement and will pay any required HSR filing fee.

          Section 7.8.  Specific Performance.  The Stockholders and Buyer each
                        --------------------
acknowledge that, in view of the uniqueness of the Company, the Stockholders and Buyer would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the Stockholders and Buyer shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which any of the Stockholders or Buyer may be entitled, at law or in equity.

          Section 7.9.  Notices.  All notices hereunder shall be sufficiently
                        -------
given for all purposes hereunder if in writing and delivered personally or sent by registered mail or certified mail, postage prepaid, to the appropriate address as set forth below. Notice to the Company shall be addressed to:

               Aspect Inc.
               350 Sansome Street, Suite 900
               San Francisco, California  94104
               Attention:  Mr. Tom Ericsson
               Facsimile No.:  (415) 228-8101

               with copies to:

               Goodin, MacBride, Squeri, Schlotz & Ritchie, LLP
               505 Sansome Street, Suite 900
               San Francisco, California 94111
               Attention:  John E. Ritchie, Esq.
               Facsimile:  (415) 398-4321

               and to:

               Dewey Ballantine LLP
               1301 Avenue of the Americas
               New York, NY  10019-6002
               Attention:  Richard D. Pritz, Esq.
               Facsimile:  (212) 259-6333

or at such other address and to the attention of such other person as the Company may designate by written notice to Buyer. Notice to the Stockholders shall be addressed as set forth

                                      40.

on Schedule 7.9, with copies to the Company, Goodin, MacBride, Squeri, Schlotz & Ritchie, and Dewey Ballantine. Notice to Buyer shall be addressed to:

               Sylvan Learning Systems, Inc.
               1000 Lancaster Street
               Baltimore, Maryland  21202
               Attention:  Mr. B. Lee McGee
               Facsimile No:  (410) 843-8060

               with copies to:

               Piper & Marbury L.L.P.
               36 South Charles Street
               Baltimore, Maryland  21201
               Attention:  Richard C. Tilghman, Jr., Esq.
               Facsimile No:  (410) 539-0489

or at such other address and to the attention of such other person as Buyer may designate by written notice to the Company and the Stockholders. Any notice shall be deemed to have been served or given upon receipt.

          Section 7.10.  Successors and Assigns.  This Agreement shall be
                         ----------------------
binding upon and inure to the benefit of the parties hereto and their successors and assigns. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties and any purported assignment without such consent shall be null and void; provided,
                                                                      --------
that prior to the Closing, the Buyer may assign its rights hereunder to a wholly-owned subsidiary subject to the Stockholders' prior written agreement that they do not believe that such assignment will adversely impact the treatment of the Stock Exchange as a reorganization within the meaning of section 368(a)(1)(B) of the Code or the Tax treatment of the Stock Exchange; and provided, further, that notwithstanding any such permitted assignment, the Buyer
--------  -------
shall remain liable for all of the Buyer's obligations under this Agreement.

          Section 7.11.  Interpretation; Absence of Presumption.
                         --------------------------------------

          (a) For the purposes hereof, (1) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to
                          ---- -----
include the other gender as the context requires, (2) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, and Schedule references are to the Articles, Sections, paragraphs, and Schedules to this Agreement unless otherwise specified, (3) the word

                                      41.

"including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (4) the word "or" shall not be exclusive, and (5) provisions shall apply, when appropriate, to successive events and transactions.

          (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          Section 7.12.  Extension; Waiver.  At any time prior to the Closing
                         -----------------
Date, each party hereto may but shall not be required to (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties hereto, and the failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights absent such instrument in writing.

          Section 7.13.  Validity.  If any provision of this Agreement, or the
                         --------
application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.


                                 ARTICLE VIII

                          INDEMNIFICATION AND ESCROW
                          --------------------------

          Section 8.1.   Indemnification by the Stockholders.  Each of the
                         -----------------------------------
Stockholders, jointly and severally (except that indemnity shall be several and not joint with respect to any representation and warranty or covenant made by the Stockholders severally and not jointly), hereby covenants and agrees to indemnify and hold harmless the Buyer and its respective successors and assigns (subject to the notice, timing and amount limitations set forth in this Agreement) against and in respect of any liability, loss, damage, expense or other cost, including without limitation reasonable attorneys' fees and expenses (such amounts, after deducting insurance proceeds received by the Indemnitee (as defined herein) in respect thereof and net of any Tax benefit to the Indemnitees, being referred to herein as a "Loss") resulting from any (a) breach
                                            ----
of any representation or warranty, or (b) breach or nonfulfillment of any agreement or covenant on the part of the Company with respect to matters occurring before the Closing or any of the Stockholders under this Agreement which survives the Closing. The

                                      42.

indemnity provided in this Section 8.1 shall be satisfied solely out of the General Escrow or the Special Escrow (as defined in Sections 8.5 and 8.6, respectively) and Buyer shall have no recourse whatsoever to the Stockholders or their assets (other than the General and Special Escrow Shares as provided in Sections 8.5 and 8.6 and their respective Escrow Agreements). The remedy provided in this Article VIII shall be Buyer's exclusive remedy with respect to Losses arising out of the matters set forth in this Section 8.1; provided nothing herein shall relieve any party for liability for fraud. Buyer grants to the Stockholders and their duly appointed representatives the sole right to negotiate, resolve, settle or contest any claim for Tax with respect to which the Stockholders may have to indemnify Buyer under this Article VIII; provided,
                                                                      --------
however, that the Stockholders must engage professional advisors approved by
-------
Buyer with respect to the foregoing, such approval must not be unreasonably withheld. If the Stockholders do not assume the defense of any such claim for Tax, Buyer may defend the same in such manner as it may deem appropriate, but not settle or otherwise compromise any such audit or proceeding at the expense of the Stockholders without first obtaining the written consent of the Stockholders, such consent must not be unreasonably withheld.

          Section 8.2.  Indemnification by the Buyer.  Buyer hereby covenants
                        ----------------------------
and agrees to indemnify and hold harmless each of the Stockholders, their successors and assigns (subject to the notice and timing requirements and survival and amount limitations provided in this Agreement), against and in respect of any Loss resulting from any (a) breach of any representation or warranty or (b) breach or nonfulfillment of any agreement or covenant on the part of Buyer or any affiliate (including, without limitation, the Company after the Closing) under this Agreement or pursuant to any certificate of Buyer delivered to the Stockholders and/or the Company (or its counsel) pursuant to
Section 4.11. Buyer shall satisfy any indemnification obligation hereunder with Common Stock of Buyer that qualifies as voting stock for purposes of section 368(a)(1)(B) of the Code and that has a fair market value equal to the amount of such Loss.

          Section 8.3.  Indemnification Procedure.  The procedure for
                        -------------------------
indemnification of parties shall be as follows:

          (a) If at any time a party is entitled to indemnification hereunder (the "Indemnitee") or shall become aware of any state of facts that have
           ----------
     resulted or may result in a Loss, the Indemnitee shall promptly give written notice (a "Notice of Claim") to the party obligated to provide
                        ---------------
     indemnification (the "Indemnitor") of the discovery of such potential or
                           ----------
     actual Loss. The Notice of Claim shall set forth (A) a description of the nature of the potential or actual Loss, and (B) the total amount of Loss anticipated (including any costs or expenses which have been or may be reasonably incurred in connection therewith). Except for a failure to deliver a Notice of Claim within the applicable survival period as provided under Section 7.6 (which failure shall constitute a complete defense) the Indemnitee's failure to give prompt notice shall constitute a defense (in whole or in part) to any claim by the Indemnitee

                                      43.

     against the Indemnitor for indemnification only to the extent that such failure shall have caused or increased such liability or adversely affected the ability of the Indemnitor to defend against or reduce its liability.

          (b) The Indemnitor shall accept or reject any Loss as to which a Notice of Claim is sent by the Indemnitee by giving written notice of such acceptance or rejection (the "Indemnitor Notice") to the Indemnitee and the
                                   -----------------
     Unaffiliated Firm within sixty (60) days after the date of receipt of the Notice of Claim. Failure of the Indemnitor to reject a Loss within 60 days of receipt of the Notice of Claim shall be conclusive evidence of the Indemnitor's acceptance of its responsibility to indemnify the Indemnitee against such Loss.

          (c) If the Indemnitor elects to reject the claim, the Indemnitor Notice shall set forth a description of the nature of the basis for the rejection of such claim.

          (d) Should the Indemnitee and the Indemnitor fail to reach a settlement within ten (10) days of the Indemnitor's notice, the Indemnitee and Indemnitor shall jointly engage Arthur Andersen LLP or if such firm is unable or unwilling to act in such capacity, KPMG Peat Marwick LLP (the "Unaffiliated Firm"). The Unaffiliated Firm shall act as the administrator
      -----------------
     and exclusive arbitrator with respect to all claims for indemnity and all decisions of the Unaffiliated Firm shall be final and binding on the parties hereto. Each of Buyer and Seller agrees to execute, if requested by the Unaffiliated Firm, a reasonable engagement letter including customary indemnities. The cost of such Unaffiliated Firm shall be split evenly between the Stockholders, on the one hand, and the Buyer, on the other hand. Promptly after the engagement of the Unaffiliated Firm, the parties hereto shall furnish the Unaffiliated Firm with a copy of the Notice of Claim and a copy of this Agreement and the Schedules and Exhibits attached hereto. The Unaffiliated Firm will have the authority to request in writing such additional written submissions from either the Indemnitor or the Indemnitee, as it deems appropriate. Neither party will make any additional submission to the Unaffiliated Firm except pursuant to such written request by the Unaffiliated Firm. Neither party will communicate with the Unaffiliated Firm without providing the other party a reasonable opportunity to participate in such communication with the Unaffiliated Firm. The Unaffiliated Firm will have thirty (30) days from the date of delivery of the Indemnitor Notice to review the documents provided to it. Upon the expiration of such 30-day period (the "Determination Date") the
                                                     ------------------
     Unaffiliated Firm will simultaneously furnish all parties with its determination as to the amount, if any, that the Indemnitee is entitled to with respect to such claim (except for claims made against the Indemnitee by any Third Party ("Third-Party Claims") as to which the Unaffiliated Firm
                          ------------------
     will determine whether such claim is covered by the provisions of this
     Article VIII). Each such determination shall be conclusive and binding on the parties hereto.

                                      44.

          (e) If any Notice of Claim relates to any Third-Party Claim, the Notice of Claim shall state the nature, basis and amount of such claim. In the event that the Indemnitor accepts the Loss as to which the Notice of Claim is sent or the Unaffiliated Firm determines that such Loss is covered by this Article VIII, or if a dispute is pending before the Unaffiliated Firm, the Indemnitor shall have the right, at its election, by written notice given to the Indemnitee, to assume the defense of the claim as to which such notice has been given with counsel reasonably acceptable to the Indemnitee. Except as provided in the next sentence, if the Indemnitor so elects to assume such defense, it shall diligently and in good faith defend such claim and shall keep the Indemnitee reasonably informed of the status of such defense, and the Indemnitee shall cooperate with the Indemnitor in the defense of such claim, provided that in the case of any settlement providing for remedies other than monetary damages for which indemnification is provided, the Indemnitee shall have the right to approve the settlement, which approval shall not be unreasonably withheld or delayed. If the Indemnitor does not so elect to defend any claim as aforesaid or shall fail to defend any claim diligently and in good faith (after having so elected), the Indemnitee may, at the Indemnitor's expense, assume the defense of such claim and take such other action as it may elect to defend or settle such claim as it may determine in its reasonable discretion.

          Section 8.4.  Limitations on Indemnity.  Buyer shall make no claim for
                        ------------------------
indemnity under Section 8.1, and the Stockholders shall make no claim for indemnity under Section 8.2, until the dollar amount of all Losses shall exceed $500,000 (the "Basket"), in which event the Indemnitor shall be responsible for
               ------
the aggregate amount of such Losses, including the amount of the Basket, provided that no party shall be required to make any payments with respect to individual items where the Losses related thereto are less than $50,000 and such items shall not be aggregated for purposes of determining the Basket, provided, further that the Stockholders' obligation and liability for any and all breaches of the representations and warranties and covenants set forth in this Agreement shall be limited to the General and Special Escrow Shares (each as defined below).

          Section 8.5.  General Escrow of Certain Buyer Shares.
                        --------------------------------------

          (a) At the Closing the Stockholders, the Buyer and an escrow agent (which shall be a commercial bank selected by the Buyer and reasonably acceptable to the Stockholders, shall enter into an escrow agreement (the "General Escrow Agreement"), the terms of which shall be mutually satisfactory to all of the parties, pursuant to which a portion of the Buyer Shares to be issued in the Stock Exchange having an aggregate Market Value equal to US$3.5 million (the "General Escrow Shares"), will be delivered by the Stockholders to the escrow agent (the "General Escrow"). The General Escrow Agreement shall permit the Stockholders to receive all dividends and other distributions paid in respect of the General Escrow Shares and to vote all General Escrow Shares. The General Escrow Shares will stand as security for any and all claims made hereunder, except for claims described in

                                      45.

Section 8.6(a) below, by the Buyer against the Stockholders in respect of the representations, warranties and covenants made by the Company and/or the Stockholders in this Agreement.

          (b) Payment to the Buyer of any amounts pursuant to this Article VIII shall be delivered to and released by such escrow agent as and when provided pursuant to the General Escrow Agreement. The General Escrow Agreement shall provide that the number of General Escrow Shares released in respect of any General Escrow claims shall be determined by using the Closing Date Market Value. The General Escrow Agreement shall also provide that promptly upon the expiration of the period ending on the earlier of (i) twelve (12) months from the Closing Date, or (ii) the date of completion of the first post-Closing audit of the Buyer's consolidated financial statements, the escrow agent shall release from the General Escrow and deliver to Stockholders all remaining General Escrow Shares, unless a claim against the General Escrow is pending at such time, in which event all General Escrow Shares not covered by such claim shall be released to the Stockholders and the release of such other General Escrow Shares shall occur promptly after the resolution of such pending claim.

          Section 8.6.  Special Escrow of Certain Buyer Shares.
                        --------------------------------------

          (a) At the Closing the Stockholders, the Buyer and an escrow agent (which shall be a commercial bank selected by the Buyer and reasonably acceptable to the Stockholders, shall enter into a second escrow agreement (the "Special Escrow Agreement") pursuant to which a portion of the Buyer Shares to be issued in the Stock Exchange having an aggregate Market Value equal to US$5.0 million (the "Special Escrow Shares") will be delivered by the Stockholders to the escrow agent (the "Special Escrow"). The Special Escrow Agreement shall permit the Stockholders to receive all dividends and other distributions paid in respect of the Special Escrow Shares and to vote all Special Escrow Shares. The Special Escrow Shares will stand as security only for any and all claims made hereunder by Buyer against the Stockholder in respect of the representations, warranties and covenants made by the Company and/or the Stockholders in this Agreement that relate to Tax matters described in Section 7.6. The parties mutually agree that the Special Escrow is reasonable.

          (b) Payment to Buyer of any amounts pursuant to this Article VIII shall be delivered to and released by such escrow agent as and when provided pursuant to the Special Escrow Agreement. The Special Escrow Agreement shall provide that the number of Special Escrow Shares released in respect of any Special Escrow claims shall be determined by using the Closing Date Market Value. The Special Escrow Agreement shall also provide that (i) promptly upon the expiration of the period ending twelve (12) months from the Closing Date, the escrow agent shall release from the Special Escrow and deliver to the Stockholders, that number of Special Escrow Shares with an aggregate Closing Date Market Value equal to US$1.0 million less the aggregate amount of any claims paid or pending; (ii) promptly upon the expiration of the period ending twenty four (24) months from the Closing Date, the escrow agent shall release from the Special Escrow and deliver to Stockholders, that number of Special Escrow Shares with an aggregate Closing Date Market Value equal to U.S.$3.0 million less

                                      46.

the aggregate amount of any claims paid or pending and previously released Special Escrow Shares; (iii) promptly upon the expiration of the period ending thirty six (36) months from the Closing Date, the escrow agent shall release from the Special Escrow and deliver to the Stockholders that number of Special Escrow Shares with an aggregate Closing Date Market Value equal to US$4.5 million less the aggregate amount of any claims paid or pending and previously released Special Escrow Shares; (iv) promptly upon the expiration of the period ending forty eight (48) months from the Closing Date, the escrow agent shall release from the Special Escrow and deliver to the Stockholders that number of Special Escrow Shares with an aggregate Closing Date Market Value equal to U.S.$4.5 million less the aggregate amount of any claims paid or pending and previously released Special Escrow Shares; (v) promptly upon the expiration of the period ending sixty (60) months from the Closing Date, the escrow agent shall release from the Special Escrow and deliver to the Stockholders all remaining Special Escrow Shares, unless a claim against the Special Escrow is pending at such time, in which event all Special Escrow Shares not covered by such claim shall be released to the Stockholders and the release of such other Special Escrow Shares shall occur promptly after the resolution of such pending claim. If the Escrow Agent has not released the full amount contemplated by the prior sentence because a matter is still in dispute, then to the extent that the dispute is resolved in the Stockholders' favor, the Escrow Agent shall immediately release the amounts held pending resolution of such dispute.

          Section 8.7.  Indemnification Sole Remedy.  The indemnification
                        ---------------------------
contained in this Article VIII shall be deemed to be the exclusive remedy of the Indemnified Party in connection with or arising from any failure by the Indemnifying Party to perform any of its covenants or obligations in this Agreement or any breach by the Indemnifying Party of any representation or warranty contained in this Agreement; provided the provisions of this Section
8.7 shall in no way restrict or limit any parties' liability for fraud.


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///

///

///

                                      47.

          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                               SYLVAN LEARNING SYSTEMS, INC.


                                               By:______________________________
                                                    Name:
                                                    Title:

                                               ASPECT INTERNATIONAL
                                               LANGUAGE SCHOOLS B.V.


                                               By:______________________________
                                                    Name:
                                                    Title:



                                               _________________________________
                                               THOMAS GLENNDAHL



                                               _________________________________
                                               CHRISTER FAGERSTEN



                                               _________________________________
                                               HAKAN BILLE



                                               _________________________________
                                               ULF SPRINGFORS

                                      48.